SECURITIES AND EXCHANGE COMMISSION
       			 Washington, D.C.  20549
 				 -----------------------

                                FORM 10-K

 			ANNUAL REPORT UNDER SECTION 13 OR 15(d)
 			OF THE SECURITIES EXCHANGE ACT OF 1934:

 		   For the fiscal year ended: November 30, 2001

 			    Commission File Number: 0-15588


                     CANTERBURY CONSULTING GROUP, INC.
 			   ---------------------------------
              FORMERLY CANTERBURY INFORMATION TECHNOLOGY, INC.


         Pennsylvania                                           23-2170505
------------------------------- 				    ---------------------
(State or other jurisdiction of				    (IRS Employer
incorporation or organization) 			          Identification Number)


1600 Medford Plaza, Rt. 70 & Hartford Road
          Medford, New Jersey                     			 08055
------------------------------------------		    ---------------------
(Address of principal executive offices) 				     (Zip Code)


Issuer's telephone number   (609) 953-0044
                            --------------
Securities registered under Section 12(b) of the Exchange Act:  None

Securities registered pursuant to Section 12(g) of the Exchange Act:

 			  Common Stock, $.001 par value
 			  -----------------------------
 				  (Title of Class)

Indicate by check mark whether the issuer (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90
days.     YES   X       NO
              -----

Indicate by check mark if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-K contained in this form, and no disclosure will be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K
or any amendment to this 10-K.   X
                               -----
Revenues for the most recent fiscal year were $29,043,842.


The aggregate market value of the voting stock held by non-affiliates computed by reference to the closing price of such stock on National Market NASDAQ for February 22, 2002 was $5,053,385.

The number of shares outstanding of the issuer's class of common equity, as of February 22, 2002 was 12,335,424.

Documents Incorporated by Reference - Various exhibits from the Company's Registration Statements and such other documents contained in Item 14.
















































              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

	                               PART I

ITEM 1.  DESCRIPTION OF BUSINESS

INTRODUCTION
------------
	Canterbury Consulting Group, Inc., formerly Canterbury Information Technology, Inc., (hereinafter referred to as "the Registrant" or "the Company") is engaged in the business of providing information technology products and services to both commercial and government clients. Canterbury is comprised of six operating subsidiaries with offices located in New Jersey, New York, Connecticut, Maryland, Ohio, Minnesota, Georgia and Texas. The focus of the Canterbury companies is to become an integral part of our clients IT solution, designing and applying the best products and services to help them achieve a competitive advantage and helping their employees to succeed. Our subsidiaries offer the following technology solutions:

* distance learning solutions 	* hardware sales and support
* customized learning solutions	* software development
  for ERP and CRM  			* web development
* systems engineering and 		* technical and desktop applications
  consulting 				  training
* IT contractors and permanent 	* records and asset management systems
  staffing					* industry specific portals
* management training programs	* help desk and service center support

	The Company was incorporated in the Commonwealth of Pennsylvania on March 19, 1981 and later qualified to do business in the State of New Jersey in April, 1985.

	The Company became a Registrant by filing and registering with the Securities and Exchange Commission under Form S-18 which became effective on August 20, 1986.

	The Company is organized into four operating segments and the corporate office. The operating segments are: training and consulting, value added hardware reseller, technical staffing and software development.

	The Executive Management, Board of Directors and Shareholders voted to amend the Certificate of Incorporation to change the name of the Company from Canterbury Information Technology, Inc. to Canterbury Consulting Group, Inc. which better describes the Company's current and future business activities and allows for a more synergistic approach to marketing all of its subsidiaries under one umbrella. This name change became effective April 30, 2001.


NARRATIVE DESCRIPTION OF BUSINESS - TRAINING AND CONSULTING
-----------------------------------------------------------
  CUSTOMIZED ERP AND CRM LEARNING SOLUTIONS
  -----------------------------------------
	In September, 2001 the Company acquired User Technology Services, Inc. (Usertech), a twenty-two year old technology consulting organization specializing in custom learning solutions for major domestic corporations. The

                                     2
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

business is headquartered in the Northeast, but Usertech has consultants and account managers throughout the United States. Usertech designs, develops and delivers customized employee training programs in support of client systems implementations using a blend of traditional (instructor-led) and electronic (WBT and CBT) delivery modes. The Company's primary expertise is in Enterprise Resource Planning (ERP) and Customer Relationship Management (CRM) application systems. Customized training for PeopleSoft, Oracle, SAP and Seibel software installations are the cornerstone of the business. Usertech's consultants are also proficient in various proprietary software applications that their clients deploy.

	Usertech's alliance relationships are an important component of the company's sales and marketing program. Product and software manufacturers' alliances speed target market penetration, improve competitive position and generate new sales leads. With their significant resources and expertise in e-learning delivery platforms, Canterbury's goal is to increase its distance learning offerings in all of its corporate training business. In 2001, after the acquisition, the Company changed the name of User Technology Services, Inc. to Usertech/Canterbury Corp. to properly reflect its role in the Canterbury family of training and technology businesses.

	Future Plans
	------------
	The Company intends to expand this segment of the business in a number of ways. First, additional sales personnel may be deployed in selected key markets throughout the country where there is currently no Usertech/Canterbury representation. Also, as e-learning and blended training solutions continue to grow in popularity, Usertech/Canterbury will work to stay ahead of the curve in its ability to design and deliver such training to its customers. In conjunction with the expansion plans outlined above, the Company will also be cross-marketing Usertech/Canterbury's services with its other operating subsidiaries.

  COMPUTER SOFTWARE TRAINING/SERVICES
  -----------------------------------
	In June 1994, the Company acquired Computer Applications Learning Center
(CALC), a New Jersey based computer software training company. Since 1983, CALC has trained corporate workers and managers at its training centers in New York and New Jersey and on site at Fortune 1000 corporations. During 1995, the Company changed the name of CALC to CALC/Canterbury Corp. to more appropriately reflect Canterbury's role in the corporate training industry. CALC/Canterbury is a Microsoft Certified Technical Education Center, Lotus Authorized Education Center and an authorized center for CISCO certified training as well as CAT and VUE testing. CALC/Canterbury is authorized to provide continuing education units (CEU's) and is an approved sponsor of Continuing Professional Education
(CPE) for CPA's in New York, New Jersey and Pennsylvania. CALC/Canterbury's technical services division offers technology project management, software development, hardware and software installations, web and industry specific web site development. Through CALC Web University, CALC/Canterbury offers e-commerce enabled, Internet-based training as well as custom designed web delivered courses and instruction.



                                      3
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

	Future Plans
	------------
	Although CALC/Canterbury is currently experiencing the downturn along with other businesses in their industry, Canterbury plans to expand this line of the business by: making specific acquisitions in the information technology market of companies that provide complementary products and services (such as technical services and Web-based training) to its significant customer base established over the past eighteen years of operations; and by entering into strategic business partnerships to allow the existing sales force to offer multiple information technology related services and products. Over time, as the Company's market penetration increases, the services that were subcontracted in the past, will be developed and expanded internally. At the same time, the Company is focused on introducing and promoting all of Canterbury's subsidiaries' products and services to the existing client base of CALC/Canterbury.

MANAGEMENT TRAINING
-------------------
	In September of 1993, the Company acquired Motivational Systems, Inc., a New Jersey-based management and sales training company. Motivational Systems, since 1970, has trained managers and sales professionals from many Fortune 1000 companies, on a national and international basis. Motivational Systems conducts a wide variety of seminars in management and team development, selling and negotiating, interpersonal communication, executive development, organizational problem solving and project management. During 1995, the Company changed the name of Motivational Systems, Inc. to MSI/Canterbury Corp. to more appropriately reflect Canterbury's presence and role in the corporate training industry.

	Future Plans
	------------
	This division's planned expansion is projected to occur by extending its current sales effort into contiguous markets adjacent to its corporate headquarters in Northern New Jersey.

	MSI/Canterbury also plans to develop, internally, new product offerings, both consultative and on-line, for existing and potential customers, based on their specific needs. With several consultants who are exceptional course developers on staff, this process has already resulted in additional product revenue streams. It is also intended to continue to introduce
MSI/Canterbury's services into our operating subsidiaries.


NARRATIVE DESCRIPTION OF BUSINESS - SOFTWARE DEVELOPMENT
--------------------------------------------------------
	In May of 1997, the Company acquired ATM Technologies, Inc. ("ATM"), a Texas-based software consulting and development company, serving clients in national and international markets. ATM has been in business since 1984, specializing in PC-based tracking systems. The Company changed the name of ATM Technologies, Inc. to ATM/Canterbury Corp. to more appropriately reflect Canterbury's presence and role in the information technology industry.



                                     4
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

	Future Plans
	------------
	ATM/Canterbury plans to expand by promoting and selling its document imaging and PC-based retrieval program integrated into its MasterTrak(TM) document tracking program using barcoding as well as rolling out Radio Frequency Identification (RFID) software technology. The document imaging product is equipped with a touch screen PC and will allow clients with large file rooms to utilize this hardware/software solution to reduce labor costs and increase efficiencies. RFID is a very advanced automated data capture technology. It speeds the collection of data and eliminates the need to read individual barcodes. With RFID technology, no line of sight or direct contact is required between the reader and the tag. This product has application potential in many industries for a variety of uses. Multiple records, files or products can be traced simultaneously. ATM has established several technology and distribution alliances in order to get more broadband client exposure to this product. The Company is investing in the marketing and sales of ATM's software products both internally and externally. USC/Canterbury, our value added reseller, is actively promoting the ATM products in the Mid-Atlantic region as a vital technological solution to many of their clients record tracking and recording needs. ATM is also working to expand its base of national and international dealers and to facilitate increased awareness of the tracking system's new imaging software developed by the company.


NARRATIVE DESCRIPTION OF BUSINESS - VALUE ADDED HARDWARE RESELLER
-----------------------------------------------------------------
	In October, 1999, the Company acquired U.S. Communications, Inc. (USC), an Annapolis, Maryland based value added reseller of desktop and server computer systems to state and local governments as well as commercial private sector companies in the mid-Atlantic market. USC provides a broad range of information technology services other than hardware procurement and installation. Other products and services include software, consulting and network design and management. After the acquisition, the Company changed the name of U.S. Communications to USC/Canterbury Corp.

	The Company predominately resells Hewlett-Packard personal computers and servers as stand alone desktops, workstations and complete networks. Virtually no inventory is maintained on site as most equipment is drop shipped to the customer location. The consulting and network design services are becoming a more important value added product to the customer base, as they look for a complete solution to their information technology needs.

	Future Plans
	------------
	This division's expansion forecast includes additional penetration into existing governmental installations as well as pursuing governmental municipalities in other states. USC has also expanded its sales focus to include commercial clients. The Company is also reviewing possible acquisition candidates in this market as well as introducing other subsidiary products and services into their existing client base.




                                    5
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

NARRATIVE DESCRIPTION OF BUSINESS - TECHNICAL STAFFING
------------------------------------------------------
	In August, 2000, the Company acquired DataMosaic International, Inc., an Atlanta, Georgia based management and systems consulting company, which provides staffing augmentation solutions and consulting services to the information technology industry. Short term and long term contracting along with permanent placement and project management of IT professionals is provided to mid-sized and Fortune 1000 corporations for: technical leaders and specialists, senior programming analysts, programmers, systems support and administration specialists experienced in networking, data communications, LAN/WAN, SQA/testing and technical writing. After the acquisition, the Company changed the name of DataMosaic International to DMI/Canterbury Corp. (DMI).

	DMI has also expanded its office presence to Parsippany, New Jersey. Both offices work together in offering technical recruitment and contracting on a national basis both over the Internet and in conjunction with existing Canterbury subsidiaries and affiliates. DMI is also an internal resource, assisting all Canterbury subsidiaries in recruitment of potential employees.


MERGER/ACQUISITION PROGRAM
--------------------------
	Canterbury is actively seeking acquisitions of other profitable technology companies within our core competencies:

  	* Distance learning development
	* Technical systems design, development, integration and consulting
 	* Hardware sales and support
 	* Technical recruitment and staff augmentation
 	* Internet and intranet consulting, development and implementation

            BUSINESS MODEL - INFORMATION TECHNOLOGY SERVICES

+----------------------------------------------------------------------------------+
|     Computer and    |     Systems     |                    |   Internet and      |
|       Software      |   Integrators   |     Network and    |     Intranet        |
|      Consulting     |      ---        | Systems Developers |   Consultants,      |
|   CALC/Canterbury   |    Hardware/    |   and Installers   |  Developers and     |
|    USC/Canterbury   | Software Sales  |   CALC/Canterbury  |     Providers       |
|    ATM/Canterbury   | CALC/Canterbury |   USC/Canterbury   |  CALC/Canterbury    |
| Usertech/Canterbury | USC/Canterbury  |                    |   USC/Canterbury    |
| 			       | ATM/Canterbury  |                    | Usertech/Canterbury |
+----------------------------------------------------------------------------------+
+----------------------------------------------------------------------------------+
|    Technical    |       Training      |    Technical   |  Business to Business   |
|    Training     |       Companies     |  Staffing and  |        Portal           |
|    Companies    |    MSI/Canterbury   |   Recruiting   | Global Online Training  |
| CALC/Canterbury |   CALC/Canterbury   | DMI/Canterbury |   Usertech/Canterbury   |
|    	   	   | Usertech/Canterbury |                |   CALC Web University   |
+----------------------------------------------------------------------------------+


                                       6
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

EMPLOYEES
---------
	As of November 30, 2001, the Company, including all subsidiaries, had 218 employees: 170 full-time employees and 48 part-time employees. The Company believes that the relationship with its employees is satisfactory.


ITEM 2.	DESCRIPTION OF PROPERTIES

	All facilities, including its administrative offices, branch locations and sales offices, are leased. The aggregate annual rental payments under leases will approximate $1,372,000 in Fiscal 2002.

	The following table sets forth the locations of the Company including square footage:

                                                                 Square
Location                                                         Footage
--------                                                         -------
Canterbury Consulting Group, Inc.                                  4,200
1600 Medford Plaza
Medford, NJ  08055

ATM/Canterbury Corp.                                               3,700
16840 Barker Springs, Suite C300
Houston, TX  77084

CALC/Canterbury Corp.                                             23,000
500 Lanid Drive
Parsippany, NJ  07054

CALC/Canterbury Corp.                                             10,000
780 Third Avenue, Concourse Level One
New York, NY  10017

CALC/Canterbury Corp.                                              3,000
Woodbridge Place, Gill Lane at Route 1
Iselin, NJ  08830

CALC/Canterbury Corp.                                              7,000
55 Broadway
New York, NY  10006

DMI/Canterbury Corp.                 	                           500
2 Sun Court, Suite 300
Norcross, GA  30092

DMI/Canterbury Corp.                                    		   600
500 Lanid Drive
Parsippany, NJ  07054

MSI/Canterbury Corp.                                               1,800
400 Lanid Drive
Parsippany, NJ  07054
                                      7
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

                                                                 Square
Location                                                         Footage
--------                                                         -------
USC/Canterbury Corp.                                               2,500
801 Compass Way, Suite 205
Annapolis, MD  21401

Usertech/Canterbury Corp. 							 2,400
Shore Pointe, One Selleck Street
East Norwalk, CT  06855

Usertech/Canterbury Corp.  							 6,700
Park 80 West, Plaza Two
Saddlebrook, NJ  07663

Usertech/Canterbury Corp.  							   800
8935 Old Cedar Avenue South
Minneapolis, MN  55425

Usertech/Canterbury Corp.  							 1,100
100 E. Campus View Blvd, Suite 155
Columbus, OH  43235


ITEM 3.  LEGAL PROCEEDINGS

	As previously disclosed in prior filings, the Company filed a complaint against Allied Consultants, Inc. and its three principals in the United States District Court, District of New Jersey Civil Action No. 01 CV-0070 for damages allegedly caused by these defendants in a failed acquisition negotiation based on over $85,000 spent on due diligence expenses expended on reliance of defendants' promise to abide by certain terms and conditions, which they failed to honor. In December, 2001 the Company accepted a cash settlement which it believes fairly compensated them for damages incurred.


ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF STOCKHOLDERS

	A Special Meeting of Shareholders was held on April 6, 2001 at which time the shareholders voted to amend the Certificate of Incorporation to change the Company name from Canterbury Information Technology, Inc. to Canterbury Consulting Group, Inc. At March 6, 2001, the shareholder of record date, the number of shares outstanding was 10,673,832 and by April 6, 2001 8,342,010 votes were cast. 98% of the votes approved the proposal to change the Company's name.

	The Company's Annual Meeting was held on October 24, 2001, at which time two matters were submitted to the Company's stockholders for a vote. The majority of the stockholders voted for the appointment of Baratz & Associates, P.A. as the Company's independent auditors (replacing the Company's previous auditors) and the election of the following Directors: Stanton M. Pikus, Kevin
J. McAndrew, Alan Manin, Jean Zwerlein Pikus, Stephen M. Vineberg, Paul L. Shapiro and Frank A. Cappiello.

                                   8
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

	At August 31, 2001, the shareholder of record date, the number of shares outstanding was 12,418,549 and by October 24, 2001 9,984,232 votes were cast. The proposal for the slate of directors and the proposal for the appointment of Baratz & Associates, P.A. were approved by 99.8% of the votes.


















































                                    9
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

                                 PART II


ITEM 5.  MARKET FOR EQUITY AND RELATED STOCKHOLDER MATTERS

	The Company trades on the Nasdaq National Market. The high and low prices of the Company's common stock from December 1, 1999 through February 22, 2002 were as follows:

              MARKET FOR EQUITY AND RELATED STOCKHOLDER MATTERS
================================================================================
2000   |   1st Quarter   |   2nd Quarter   |   3rd Quarter   |   4th Quarter
       |   -----------   |   -----------   |   -----------   |   -----------
       |  High      Low  |  High      Low  |  High      Low  |  High      Low
Common |  ----      ---  |  ----      ---  |  ----      ---  |  ----      ---
Stock  | $5.69     $2.81 | $4.88     $2.50 | $4.06     $1.94 | $4.63     $2.66
================================================================================
2001   |   1st Quarter   |   2nd Quarter   |   3rd Quarter   |   4th Quarter
       |   -----------   |   -----------   |   -----------   |   -----------
       |  High      Low  |  High      Low  |  High      Low  |  High      Low
Common |  ----      ---  |  ----      ---  |  ----      ---  |  ----      ---
Stock  | $4.44     $1.50 | $1.88     $0.97 | $2.27     $1.07 | $1.15     $0.60
================================================================================
2002   |   1st Quarter   |
       |   -----------   |
       |  High      Low  |
Common |  ----      ---  |
Stock  | $0.90     $0.52 |
==========================

	The approximate number of record holders of the Company's common stock as of November 30, 2001 as determined from the Company's transfer agent's list of record holders was 353. Such list does not include beneficial owners of securities whose shares are held in the names of various dealers and clearing agencies. The Company believes that there are in excess of 5,000 beneficial holders.

	On February 15, 2002 the Company was notified by Nasdaq that it had until May 15, 2002 to come into compliance with their minimum $1.00 per share requirement for continued inclusion on their National Market listing. The Company is in full compliance with the remaining listing requirements of Nasdaq's Maintenance Standard #1. If the Company fails to comply with the minimum price requirements by not trading at a $1.00 per share for a minimum of 10 consecutive trading days before May 15, 2002, the Company will either file an appeal or will apply to transfer its securities to the Nasdaq Small
Cap Market.

	The Company has never declared a dividend on its common stock and does not plan to do so in the near future.





                                     10
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

ITEM 6.  SELECTED FINANCIAL DATA

                  2001         2000         1999         1998         1997
                  ----         ----         ----         ----         ----
Operating data:
Net revenues   $29,043,842  $29,734,589  $14,209,526  $12,122,879  $12,423,452
Income (loss)
 from
 continuing
 operations     (7,159,855)   1,058,215      620,768      581,503     (931,870)
Income (loss)
 from and gain
 on sale of
 discontinued
 operations           -            -            -            -      (1,536,047)

Basic per share data:
Income (loss)
 from
 continuing
 operations          $(.61)        $.11         $.08         $.10        $(.22)

Discontinued
 Operations           -            -            -            -            (.29)
               -----------  -----------  -----------  -----------  -----------
Net income
 (loss)              $(.61)        $.11         $.08         $.10        $(.51)
               ===========  ===========  ===========  ===========  ===========

Balance sheet
 data:
Total assets  $25,044,122  $31,184,412  $27,811,971  $25,700,415  $25,787,101
Long-term debt $2,145,183     $678,303   $1,989,031   $2,640,075   $3,856,956


ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

	Cautionary Statement
	--------------------

	When used in this Report on Form 10-K and in other public statements, both oral and written, by the Company and Company officers, the word "estimates," "project," "intend," "believe," "anticipate," and similar expressions, are intended to identify forward-looking statements regarding events and financial trends that may affect the Company's future operating results and financial position. Such statements are subject to risks and uncertainties that could cause the Company's actual results and financial position to differ materially. Such factors include, among others: (1) the Company's success in attracting new business and success of its mergers and acquisitions program; (2) the competition in the industry in which the Company competes; (3) the sensitivity of the Company's business to general economic conditions; and (4) other economic, competitive, governmental and technological

                                   11
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

factors affecting the Company's operations, markets, products, services and prices. The Company undertakes no obligations to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

	LIQUIDITY AND CAPITAL RESOURCES

	Working capital at November 30, 2001, was $2,442,000. This was an increase of $622,000 over the previous year. Accounts receivable increased by $895,000, due primarily to the addition of receivables from the September, 2001 acquisition of Usertech. Inventory increased by $625,000 in Fiscal 2001 over Fiscal 2000 due to several significant hardware orders that were in transit to customers as of November 30, 2001. The amount of inventory related to these shipments totaled $653,000. In conjunction with these transactions approximately $775,000 in deferred revenue was also recorded. All of these shipments were received by customers in early December, 2001 and were recorded as revenue in that month (Fiscal 2002).

	The Company's outstanding amount owed under the revolving credit line with Chase Bank was refinanced in May, 2001 by establishing a commercial lending relationship with Commerce Bank, N.A. (the Bank). As of the date of the refinancing, approximately $883,000 was paid to Chase in full satisfaction of the Company's outstanding obligations, out of the proceeds of a $1,500,000 five-year term loan from Commerce.

	As part of the refinancing, the Company also secured a two-year $2,500,000 working capital line of credit with the Bank collateralized by trade accounts receivable and inventory. $1,500,000 was borrowed from this line in conjunction with the acquisition of User Technology Services, Inc. ("Usertech") on September 28, 2001, and through the date of this filing has been repaid in full. Both loans carry an interest rate of the prime rate plus 1%.

	The Bank's long term debt is secured by substantially all of the assets of the Company and requires compliance with covenants which include the maintenance of certain financial ratios and amounts. The Company is restricted by its bank from paying cash dividends on its common stock. The Company remains in full compliance with all of the financial covenants of its loan agreement with the Bank.

	As part of the purchase price paid for the acquisition of Usertech in September, 2001, the Company agreed to pay $1,200,000 to the seller over the next three years at an annual amount of $400,000 plus accrued interest at 7% per annum on the outstanding balance. Also as part of the purchase agreement, the seller agreed to guarantee the collection of the acquired accounts receivable with a 10% risk sharing threshold by Canterbury. The Company has the right in the first year after the acquisition to offset the guaranteed portion of any uncollectible receivable against the first $400,000 payment scheduled to be made during September, 2002. As of February 22, 2002 the Company has notified the seller and "put back" $30,344 against the note payment. The Company has until March 31, 2002 to finalize the total amount of the receivable "put backs".


                                     12
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

	Management believes that continued positive cash flow contributions from the Company's operating subsidiaries will be sufficient to cover cash flow requirements for Fiscal 2002. There was no material commitment for capital expenditures as of November 30, 2001. Inflation was not a significant factor in the Company's financial statements.

	Cash flow from operating activities for the year ended November 30, 2001 was $1,941,000, an increase of $1,066,000 (122%) over Fiscal 2000. The Fiscal 2001 operating cash flow results were the best for the Company since 1996. Strong collections, company-wide cost containment measures and the excellent operating performance of USC/Canterbury all contributed to the solid cash flow results. Fiscal 2001 was the seventh consecutive year of positive cash flow from continuing operations. The Company's November 30, 2001 current ratio improved to 1.43:1.00 in Fiscal 2001 versus 1.34:1.0 at November 30, 2000. As a result of the debt refinancing which was completed during May, 2001, the Company was able to restructure its long term debt, shifting approximately $500,000 from current maturities to long term. As of the date of this report, the Company has $2,500,000 availability on its revolving line of credit, subject to its receivable and inventory levels.

	With anticipated strong operating cash results, the Company intends to continue to reduce long term bank debt, help fund acquisitions and invest in secure interest bearing investments.

	RESULTS OF OPERATIONS

	Fiscal 2001 Compared to Fiscal 2000

	Revenues
	--------
	Overall revenues decreased by $691,000 (2%) in Fiscal 2001 over Fiscal 2000. Revenues in the training and consulting segment reflected a net decrease of $492,000 (4%). This decrease however was the result of a significant reduction in revenues from existing subsidiaries of $3,107,000 (27%) (primarily CALC/Canterbury), offset by the addition of revenues from the newly acquired Usertech subsidiary totaling $2,615,000 during the fourth quarter of Fiscal 2001. There were a number of factors which contributed to the revenue reduction from existing subsidiaries (primarily CALC/Canterbury) in this business segment. The events of September 11, 2001 in New York City had a significant effect on total revenues in the fourth quarter of the year. Training in the Metro New York City area came to a virtual standstill while the businesses affected by the tragedy struggled to cope with the devastation. Many classes were cancelled, and there was very little sales activity for the last three months of the year. Several of our largest customers were located at Ground Zero. Consulting assignments were delayed or cancelled due to the chaos in and around New York City. The Company's business interruption insurance policy provided limited relief to the economic impact of the terrorist attacks. Proceeds from the policy netted the Company approximately $85,000, which was received in the first quarter of Fiscal 2002.

	Even prior to September 11, 2001, the economic downturn in the technology sector had softened demand for certain training and consulting products during 2001. Several large clients had reduced their training budgets in the second

                                    13
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

half of the year in response to their own fiscal situations. New software rollouts were delayed and application and technical training revenues suffered during the year as a result. As the first quarter of Fiscal 2002 progresses, the Company is seeing signs that the level of activity by our customers is beginning to improve. The New York City client base is regrouping and the amount of training and consulting opportunities are increasing. The Company is working to expand its sales presence in this market to capture the apparent pent up demand caused by the soft fourth quarter of Fiscal 2001. Also, the acquisition of Usertech provides the Company with even more expertise in distance learning. All of the Company's training subsidiaries are beginning to work together to blend existing course content with e-learning delivery capabilities. For clients in and around New York City, as well as the rest of the world, the Company will have the capacity to provide a distance learning solution to those who may choose not to attend classroom training in the future.

	Revenues in the value added hardware reseller segment decreased by $704,000 (4%) in Fiscal 2001 versus 2000. Again much of this shortfall occurred during the fourth fiscal quarter of the year as overall technology spending slowed. The reduction in sales volume was more than offset by a significant increase in gross profit from these sales. Margins increased to 20% in Fiscal 2001 from 13% in 2000, as the sales staff was more selective in making proposals coupled with very strong manufacturer rebate program participation.

	Revenues in the technical staffing segment increased by $523,000 (55%) in Fiscal 2001 due to the fact that the acquisition of DMI/Canterbury occurred part way through Fiscal 2000, and did not contribute for a full year.

	Costs and Expenses
	------------------
	Total costs and expenses decreased by $1,277,000 (6%) in Fiscal 2001 versus 2000. Gross profit on service revenue declined from 43% in Fiscal 2000 to 39% in 2001 due to the effects of the revenue decline from training and consulting coupled with a fairly high fixed cost delivery component. Product margins, which include hardware and software sales of the Company increased to 21% in 2001 from a level of 15% in Fiscal 2000.

	Consolidated gross margins for the Company increased to 29% in 2001 versus 27% in Fiscal 2000.

	Selling expense increased by $563,000 (24%) in Fiscal 2001 over 2000. $270,000 of the increase was due to selling expense incurred by Usertech after the September, 2001 acquisition. The balance of the difference can be attributed to the fact that DMI, which was acquired in August, 2000, had a full year of operations in Fiscal 2001 versus only four months in 2001.

	General and administrative expense increased by $1,750,000 (39%). Again a portion of the increase can be accounted for by the 2001 addition of Usertech ($649,000) and the incremental cost associated with a full year of operations for DMI ($155,000). Other components of the increase include increased provision for bad debt of $315,000; increased salaries of $397,000 and other miscellaneous non-cash corporate write-offs approximating $175,000 (which were recorded in the second quarter of Fiscal 2001).


                                      14
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

	Also during Fiscal 2001 the Company recorded $5,958,000 of goodwill impairment charges. $500,000 of this charge was reflected in the second quarter of the year and the balance was recorded in the fourth quarter. Management made the decision to treat the carrying value of goodwill conservatively. DMI/Canterbury goodwill was written down to $0 (total charge of $843,000) due to the uncertainty in the technical staffing marketplace caused by the dot com bust and the softening of spending in this business segment. The net goodwill related to the 1994 acquisition of CALC/Canterbury (Training and Consulting Segment) totaling $4,397,000 was also written off. The lingering current effects of September 11, as well as the uncertainty of future business growth due to the change in business climate surrounding New York City are the major reasons for this impairment charge. Finally, the net goodwill of $718,000 resulting from the 1997 acquisition of ATM/Canterbury (Software Development Segment) was also written off. Recent operating results may be indicative that the book value of the goodwill may not be recoverable. Management believes that these impairment charges reflect the net carrying value of goodwill on the November 30, 2001 Balance Sheet under a conservative valuation approach due to the current operating losses and uncertain business environment of CALC/Canterbury, DMI/Canterbury and ATM/Canterbury. All goodwill impairment expense is reflected under Corporate in the segment reporting footnote.

	Interest expense was reduced by $160,000 (46%) in Fiscal 2001 as compared to Fiscal 2000. Strong operating cash flow allowed for reductions in borrowings related to the Usertech acquisition and lower floating interest rates provided expense relief during the year.

	Other expense of $2,889,000 was comprised of two components. First a charge of $2,562,000 was recorded during the fourth quarter related to the impairment of an investment available for sale. The approximately 1,400,000 shares of the publicly traded company were accepted by the Company from 1999 until early 2001 as payment for services delivered to this start-up organization. Current market value coupled with the organization's poor balance sheet gave rise to the need for this charge in the fourth quarter of 2001. During the first quarter of 2001 the Company also recorded an investment impairment charge of $75,000 for another security held for sale. Also reflected in other expenses for Fiscal 2001 is a loss of $324,000 related to the sale of real estate during the second quarter of the year.

	Fiscal 2001 results of operations included many non-cash, non-recurring charges to the income statement. The following list will summarize these charges:

		Goodwill impairment			$5,958,000
		Investment impairment			 2,637,000
		Loss on sale of land			   326,000
		Reserve for uncollectible accounts	   533,000
		Debt issuance cost write off		    71,000
								----------
			Total					$9,525,000
                                                ==========

	If these non-cash, non-recurring charges were eliminated from the Fiscal

                                    15
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

2001 Statement of Operation, the Company would have shown a pretax profit of approximately $500,000, before the cumulative effect of a change in accounting principle.

	Fiscal 2000 Compared to Fiscal 1999

	Revenues
	--------
	Revenues increased by $15,525,000 (109%) in Fiscal 2000 over Fiscal 1999. The majority ($15,222,000) of this increase is attributable to the revenues generated for a full fiscal year by USC/Canterbury, which was acquired in October, 1999. The revenues for the other existing subsidiaries remained fairly constant with technical services consulting revenues making up the difference in revenue increase for Fiscal 2000 over the previous year. The Company continues to develop alternative revenue streams such as on-line learning, technical staffing, technical services and web development. It is believed that these additional revenue streams will become more significant in Fiscal 2001 and beyond.

	Costs and Expenses
	------------------
	Costs and expenses increased by $13,360,000 (158%) in Fiscal 2000 over the previous year. Again, the most significant portion of this increase ($13,254,000) is attributable to costs associated with USC/Canterbury. While gross profit increased from $5,741,000 in Fiscal 1999 to $7,906,000 (38%), gross profit percentage declined from 40% in Fiscal 1999 to 27% in Fiscal 2000. This was due to the change in product mix from year to year. Product revenue, as a percent of total revenue, increased from 18% in 1999 to 57% in Fiscal 2000. Product revenue had an associated gross profit of 15%, while service revenue gross profit for Fiscal 2000 was 43%. The full year contribution of USC/Canterbury, a value added reseller, again contributed to this shift.

	Selling expense increased by $569,000 (31%). The increase was a result of the increase in selling expense for a full year of USC/Canterbury activity ($570,000), as compared to only one and a half months in Fiscal 1999.

	General and administrative expense increased by $841,000 (23%) in Fiscal 2000 over Fiscal 1999. $391,000 of the increase was due to the additional expense of USC/Canterbury for a full year. $155,000 related to the expense for DMI, which was added to the business during the third quarter of Fiscal 2000.

	Other income for Fiscal 2000 increased by $492,000 over Fiscal 1999. The net increase was primarily due to recognized other income of $461,000 related to the receipt of stock for assisting in raising capital for a related party.


ITEM 8.  FINANCIAL STATEMENTS & SUPPLEMENTARY DATA

	The financial statements and supplementary data are as set forth in the Index on page 18.




                                        16
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001


ITEM 9.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 	   FINANCIAL DISCLOSURES

	There were no disagreements with the Company's independent auditors on matters of accounting or financial disclosure.
















































                                    17
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

					   PART III


ITEM 10.  DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS; COMPLIANCE WITH
	    SECTION 16(A) OF EXCHANGE ACT

	The directors, executive officers and control persons of the Company as of November 30, 2001 were as follows:

Name					Age	Position Held with Company(1)
---- 					--- 	-----------------------------
Kevin J. McAndrew			43	President, Chief Financial Officer,
 						Treasurer, Director
Stanton M. Pikus			61	Chairman of the Board of Directors
Jean Zwerlein Pikus		48	Vice President - Operations, Secretary,
 						Director
Stephen M. Vineberg		60	Director
Paul L. Shapiro			50	Director
Frank A. Cappiello		76	Director

(1) All directors hold office until the next annual meeting of stockholders of the Company and thereafter until their successors are chosen and qualified. All officers hold office at the selection and choice of the Board of Directors of the Company.

	KEVIN J. McANDREW, President, Chief Executive Officer, Chief Financial Officer and Treasurer as of June 1, 2001. He was Chief Operating Officer since December, 1993; Executive Vice President and Chief Financial Officer of Canterbury since June 21, 1987; Treasurer since January, 1988; and Director since 1990. Mr. McAndrew is also a Director, Secretary and Chief Financial Officer of e*machinery.net, inc., a public company traded on the OTC Bulletin Board. He is a graduate of the University of Delaware (B.S. Accounting, 1980) and has been a Certified Public Accountant since 1982. From 1980 to 1983 he was an Auditor with the public accounting firm of Coopers & Lybrand in Philadelphia. From 1984 to 1986 Mr. McAndrew was employed as a Controller for a New Jersey based division of Allied Signal, Inc.

	STANTON M. PIKUS, Chairman of the Board of Directors, was a founder of Canterbury (1981). In June 2001 he resigned as President and Chief Executive Officer of Canterbury Consulting Group, Inc. but remains an employee and Director of the Company. He graduated from The Wharton School of the University of Pennsylvania (B.S., Economics and Accounting) in 1962. Mr. Pikus is also a Director of e*machinery.net, inc., a public company traded on the OTC Bulletin Board. From 1968 until 1984 he worked full-time as President and majority stockholder of Brown, Bailey and Pikus, Inc., a mergers and acquisitions consulting firm that had completed more than twenty transactions. In addition, Mr. Pikus has been retained in the past by various small to medium-sized public and private companies in the capacity of an independent financial consultant. Mr. Pikus is the spouse of Jean Z. Pikus, who is a Director, a Vice President of Operations and the Secretary of Canterbury Consulting Group, Inc.

	JEAN ZWERLEIN PIKUS, Vice President of Human Resources and Operations, Secretary, and Director since December 1, 1984. She was employed by J. B.

                                      18
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

Lippincott Company, a publishing company, from 1974 to 1983, where she was Assistant Personnel Manager and also created its word processing center, and was responsible for the day-to-day control of word processing and graphic services. In 1984, Ms. Pikus graduated from The Wharton School of the University of Pennsylvania (B.S., Accounting and Management, cum laude). Ms. Pikus is the spouse of Stanton M. Pikus, who is the Chairman of the Board of Directors and an employee of Canterbury Consulting Group, Inc.

 	ALAN MANIN, Director and Founder of the Company (1981). He is a graduate of Temple University (B.S., 1960, M.Ed., 1966); a former teacher and department chairman in the Philadelphia School System (1960-1966); a former Vice President and Director of Education for Evelyn Wood Reading Dynamics (1966-1972); a former Director of Northeast Preparatory School (1973); President, Chief Operating Officer and founder of Health Careers Academy, a federally accredited (National Association of Trade and Technical Schools) vocational school (1974-
1979) and a founder of the Company (1981). He is currently the President of Atlantis, a company which provides motivational training to employees of Fortune 1000 companies.

	STEPHEN M. VINEBERG, a Director since 1988, is currently the President and Chief Executive Officer of CMQ, Inc. Previously, he was a Vice President of Fidelity Bank, Philadelphia, where he was Chief Operating Officer of the Data Processing and Systems and Programming Divisions. Mr. Vineberg also directed a wholly-owned subsidiary of the bank that developed and marketed computer software, operated a service bureau and coordinated all electronic funds transfer activities.

	PAUL L. SHAPIRO, a Director since December, 1992 has worked for McKesson Drug Company for the past 16 years. From 1973 through 1975 he was Director of the Pennsylvania Security Officers' Training Academy. In 1973 he graduated from York College of Pennsylvania with a B.S. Degree in Police Administration.

	FRANK A. CAPPIELLO, a Director since 1995, is President of the investment advisory firm, McCullough, Andrews & Cappiello, Inc. He is also the author of several books and a regular panelist on "Wall $treet Week with Louis Rukeyser", a regular quest on CNN's "Money Line," CNN Financial's "Market Sweep," a frequent guest on CNBC, and a monthly columnist on the website of CBS's "MarketWatch." Until their sale, he was the Chairman of three no-load mutual funds. For more than 12 years Mr. Cappiello was Chief Investment Officer for an insurance holding company with overall responsibility for managing assets of $800 million. Before that, he was the Research Director of a major stock brokerage firm. He is a graduate of the University of Notre Dame and Harvard University's Graduate School of Business Administration. Mr. Cappiello is also a Director of e*machinery.net, inc., a public company traded on the OTC
Bulletin Board.


ITEM 11.	EXECUTIVE COMPENSATION

	CASH COMPENSATION

	The Company had 170 full-time employees as of November 30, 2001. There were no cash directors' fees paid during this period.

                                    19
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

	                   Summary Compensation Table
                         --------------------------
		                                           Long-Term Compensation
 			Annual Compensation	    Award		   Payouts
                 ---------------------  --------------------------------------
                                 Other             Securities          All
                                Annual  Restricted Underlying         Other
Name &                          Compen-   Stock     Options/  LTIP    Compen-
Principal        Salary   Bonus sation   Awards       SAR    Payouts  sation
Position   Year   ($)      ($)    ($)      ($)        (#)     ($)      ($)
-----------------------------------------------------------------------------
Stanton M. 2001 $254,000  $ -    $ -      $ -        175,000   $ -     $ -
Pikus(1)   2000  210,000    -      -        -        100,000     -       -
Chairman   1999  195,000    -      -        -        240,000     -       -

Kevin J.   2001 $218,000    -      -        -        150,000   $ -     $ -
McAndrew(2)2000  149,000  $ -    $ -      $ -         70,000     -       -
President, 1999  135,000    -      -        -        180,000     -       -
Chief
Executive
Officer,
and Chief
Financial
Officer

Jean Z.    2001 $112,000  $ -    $ -      $ -         85,000   $ -     $ -
Pikus      2000   92,000    -      -        -         40,000     -       -
Vice       1999   90,000    -      -        -        108,000     -       -
President

(1) Prior to June 1, 2001 Stanton M. Pikus held the positions of President and Chief Executive Officer.
(2) Prior to June 1, 2001, Kevin J. McAndrew held the positions of Executive Vice President, Chief Operating Officer and Chief Financial Officer.

	No other Executive Officers received in excess of $100,000 in total annual compensation for the three-year period.

	The following Executive Officers were granted five-year stock options during fiscal 2001 from the 1995 Stock Option Plan as Incentive Option Awards.

                    Number of   Percentage of
                    Securities  Total Options
                    Underlying    Granted to                          Grant Date
                     Options     Employees in  Exercise  Expiration    Present
Name                 Granted     Fiscal Year    Price       Date 	      Value
----                 -------     -----------    -----       ----        -----
Stanton M. Pikus(1)   75,000                    $1.50     01/09/06    $75,744(a)
                     100,000       28.81%	     $0.69     11/21/06    $40,934(a)
Kevin J. McAndrew(2)  50,000                    $1.50     01/09/06    $50,496(a)
                     100,000       24.69%       $0.69     11/21/06    $40,934(a)
Jean Z. Pikus         25,000                    $1.50     01/09/06    $25,248(a)
                      60,000       13.99%       $0.69     11/21/06    $24,560(a)

                                   20
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

(a) Option values reflect Black-Scholes model output for options. The assumptions used in the model were expected volatility of 1.19, risk free rate of return of 3.55%, dividend yield of 0%, and time to exercise of 2.5 years.
(1) Prior to June 1, 2001 Stanton M. Pikus held the positions of President and Chief Executive Officer.
(2) Prior to June 1, 2001, Kevin J. McAndrew held the positions of Executive Vice President, Chief Operating Officer and Chief Financial Officer.

	The Company executed new employment agreements dated June 1, 2001 between the Company and Mr. Kevin J. McAndrew and the Company and Mr. Stanton M. Pikus, reflecting their new employment arrangements. Each employment agreement is for a period of five years. Each sets forth various services to be performed.
Each employee shall receive an annual salary of $245,000 with annual cost of living increases tied to a nationally recognized index, as set forth by the Board of Directors from time to time. These employment agreements supercede and replace the current employment agreements, including the cancellation of bonus opportunities which were to be payable through December 1, 2003. These agreements also include a non-competition prohibition for a period of three years after employment has been terminated.

	Subsequent to November 30, 2001, The Company executed a five-year employment agreement dated December 1, 2001 between the Company and Ms. Jean Pikus. Ms. Pikus shall receive an annual salary of $150,000 with annual cost of living increases tied to a nationally recognized index, as set forth by the Board of Directors from time to time. The agreement also includes a non-competition prohibition for a period of three years after employment has been terminated.

	COMPENSATION PURSUANT TO PLAN

	The following qualified(1) and non-qualified options were granted to executive officers and directors of the Company on the following dates (officers, directors, and more than 5% holders of the Company's common stock received stock options at 100% of the market value on date of grant) as of February 22, 2002.

    Name of              Capacity in                       Date      Exercise
   Individual            Which Served          Options    Granted     Price
=============================================================================
Stanton M. Pikus     Chairman of the Board      50,000    05/18/98    $1.38
                     of Directors		     100,000    12/04/98    $ .53
                                                40,000    08/27/99    $1.56
                                               100,000    11/04/99    $2.40
	                                          25,000    08/02/00    $3.00
                                                75,000(1) 11/28/00(1) $2.78(1)
                                                75,000(1) 01/09/01(1) $1.50(1)
                                               100,000(1) 11/21/01(1) $0.69(1)
----------------------------------------------------------------------------



                                   21
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

    Name of              Capacity in                       Date      Exercise
   Individual            Which Served          Options    Granted     Price
=============================================================================
Kevin J. McAndrew    President, Chief 	       8,334    10/16/97    $3.56
                     Financial Officer,  	      35,000    05/18/98    $1.38
                     Treasurer, Director        75,000    12/04/98    $ .53
                                                30,000    08/27/99    $1.56
                                                75,000    11/04/99    $2.40
	                                          20,000    08/02/00    $3.00
                                                50,000(1) 11/28/00(1) $2.78(1)
                                                50,000(1) 01/09/01(1) $1.50(1)
                                               100,000(1) 11/21/01(1) $0.69(1)
----------------------------------------------------------------------------
Jean Zwerlein Pikus  Vice President-Operations,  6,667    10/16/97    $3.56
                     Secretary, Director        20,000    05/18/98    $1.38
                                                45,000    12/04/98    $ .53
                                                18,000    08/27/99    $1.56
                                                45,000    11/04/99    $2.40
	                                          15,000    08/02/00    $3.00
                                                25,000(1) 11/28/00(1) $2.78(1)
                                                25,000(1) 01/09/01(1) $1.50(1)
                                                60,000(1) 11/21/01(1) $0.69(1)
----------------------------------------------------------------------------
Alan Manin           Director                   10,000    05/18/98    $1.38
                                                17,500    12/04/98    $ .53
                                                 7,000    08/27/99    $1.56
                                                17,500    11/04/99    $2.40
                                                10,000    01/11/00    $3.67
	                                           5,000    08/02/00    $3.00
                                                20,000    11/21/01    $0.69
----------------------------------------------------------------------------
Stephen Vineberg     Director                    2,500    10/16/97    $3.56
                                                10,000    05/18/98    $1.38
                                                17,500    12/04/98    $ .53
                                                 7,000    08/27/99    $1.56
                                                17,500    11/04/99    $2.40
 	                                           5,000    08/02/00    $3.00
                                                20,000    11/21/01    $0.69
----------------------------------------------------------------------------
Paul Shapiro         Director                    2,500    10/16/97    $3.56
                                                10,000    05/18/98    $1.38
                                                17,500    12/04/98    $ .53
                                                 7,000    08/27/99    $1.56
                                                17,500    11/04/99    $2.40
	                                           5,000    08/02/00    $3.00
                                                20,000    11/21/01    $0.69
----------------------------------------------------------------------------
Frank A. Cappiello   Director                   20,000    05/18/98    $1.38
                                                35,000    12/04/98    $ .53
                                                14,000    08/27/99    $1.56
                                                35,000    11/04/99    $2.40
	                                          12,500    08/02/00    $3.00
                                                40,000    11/21/01    $0.69
----------------------------------------------------------------------------
                                      22
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

(1) These options are part of the 1995 Employee Stock Option Plan; however they are incentive stock options. All other options issued as part of the 1995 Stock Option Plan are non-qualified stock options.

	Employee stock option holders have five years from the date of grant to exercise any or all of their options, and upon leaving the Company the option holders (but not consultants) must exercise within 30 days. These options exercise into restricted shares of Company common stock and absent registration, or any exemption from registration, must be held for the applicable Rule 144 holding period before the restriction can be removed.

	OTHER COMPENSATION

	No material other compensation. However, see "Certain Relationships and Related Transactions" for key-man life insurance arrangements.

	COMPENSATION OF DIRECTORS

	No additional compensation, other than Company stock options issued at 100% of market value to all Directors who are not otherwise salaried employees.

	TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

	Not Applicable.


ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(A)(B) The following table sets forth as of February 22, 2002 certain information with regard to the record and beneficial ownership of the Company's common stock by (i) each shareholder, owner of record or beneficial owner of 5% or more of the Company's common stock (ii) each Director individually and (iii) all Officers and Directors of the Company as a group:

                 Amount and Nature of Beneficial Ownership

						    Shares Acquirable
    Name of                Shares 	    Within 60 Days By     % Owned of
Beneficial Owner       Currently Owned  Option Exercise(+)  Company's Shares(*)
-------------------------------------------------------------------------------
Stanton M. Pikus(2)	  1,061,248 	   565,000 			11.6%
Kevin J. McAndrew(1)	    509,637		   443,334			 6.8%
Jean Zwerlein Pikus(1)(2)   311,473		   259,667			 4.1%
Alan Manin(1)(3)		    204,054		    87,000			 2.0%
Stephen M. Vineberg(1)	    108,629		    79,500			 1.4%
Paul L. Shapiro(1)	    100,667		    79,500			 1.3%
Frank A. Cappiello(1)	    321,667    	   156,500			 3.4%
                          ---------        ---------              -----
All Officers, Directors
and 5% Stockholders as
a group
(7 in number)		  2,617,375		 1,670,501			30.6%
                          =========        =========              =====

                                     23
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

____________________________
(+) Stock Options are delineated in the Compensation Pursuant To Plan table in
    Item 11.
(*) These percentages are calculated using total outstanding shares and options exercisable.

(1) All of said individuals have given a Voting Agreement and First Right of Refusal to Stanton M. Pikus, Board Chairman of the Company.
(2) Stanton M. Pikus and Jean Zwerlein Pikus are married to each other and, therefore, are deemed to have beneficial ownership in each other's shares. 30,335 shares of Canterbury common stock owned in the name of Matthew Zane Pikus Trust are not included in their totals.
(3) 73,228 shares owned by Atlantis Family L.C. of which Mr. Manin is the sole beneficiary, are included in his total.

	CHANGE IN CONTROL

	There has been no change in control of the Company.


ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

	The Company has secured key-person life insurance policies for its Corporate Officers. The amount and beneficiary of the key-person life insurance policies are as follows:

Corporate Officers 		Amount of Policy 		Beneficiary
------------------		----------------		-----------
Kevin J. McAndrew			  $1,000,000		  Company
Jean Z. Pikus			  $  500,000		  Company

 	The Company has secured key-person life insurance policies for Officers of its subsidiaries. The amount and beneficiary of the key-person life insurance policies are as follows:

Corporate Officers 		Amount of Policy 		    Beneficiary
------------------		----------------		    -----------
Alan McGaffin			  $1,000,000		ATM/Canterbury Corp.
Glen Hukins				  $1,000,000	  	CALC/Canterbury Corp.
Gregory Lantz		 	  $1,000,000	  	MSI/Canterbury Corp.
Patricia Bednarik			  $1,000,000	   	USC/Canterbury Corp.
E. Paul Cooke			  $1,000,000	  	Usertech/Canterbury Corp.

 	The Company is in the process of researching a key-person life insurance policy on the President of DMI/Canterbury Corp.

	During 1999, the Company performed consulting and web development services for a start-up, non-public company in which certain officers are members of the Board of Directors and 18% shareholders. The services billed during the year totaled $521,500. In March, 2000 the company went public through a reverse merger. Settlement of this receivable was subsequently paid during Fiscal 2000 with stock of the public company.


                                      24
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

	During 2000, the Company performed consulting and web development services for the same publicly traded organization. The value of the services provided during the year totaled $1,108,250. These services were paid for with stock of the public company client. As of November 30, 2000 the Company owned 1,013,617 shares of this organization. During 2001, the Company received an additional 233,962 shares in satisfaction of a $372,000 receivable at November 30, 2000 and an additional 187,722 shares for services provided in Fiscal 2001 valued at $421,240. A $2,562,000 impairment charge attributable to the Company's investment in this stock is discussed in Note 16.

	At November 30, 2001 and 2000, the total notes receivable plus accrued interest for issuances of Company common stock to corporate officers, corporate counsel and certain consultants totaled $4,002,000 and $2,002,000, respectively. The notes are collateralized by common stock of the Company and are reported as a contra-equity account. Interest rates range from 4% to 6.6%. At November 30, 2001, $2,000,000 of the notes were recourse and $2,002,000 were non-recourse.

	During Fiscal 2001, certain officers and directors of the Company purchased a 33% ownership interest in a corporation which owns 100% of the stock of a corporation which has notes payable to the Company in the amount of $4,774,269 at November 30, 2001 from an owner group who purchased the business from the Company in1996. The Company maintained the same level of security interest protection and the same debt amortization schedule. The Company earned $408,000 of interest income from these notes in Fiscal 2001.






























                                       25
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

                                 PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

	Consolidated Financial Statements filed here include: Balance Sheets at November 30, 2001 and 2000 and Statements of Operations, Stockholders Equity and Cash Flows for the years ended November 30, 2001, 2000, and 1999. All other schedules for which provision is made in Regulation S-K of the Commission are not required under the related instruction or are not applicable and therefore have been omitted.

  Consolidated Financial Statements 						Page No.
  --------------------------------- 						--------
  Report of Independent Auditors for Fiscal Year 2001-----------------------F-0
  Consolidated Balance Sheets - November 30, 2001 and 2000------------------F-2
  Consolidated Statements of Operations - Years ended November 30, 2001,
   2000, and 1999-----------------------------------------------------------F-4
  Consolidated Statements of Stockholders' Equity - Years ended November 30,
   2001, 2000, and 1999-----------------------------------------------------F-6
  Consolidated Statements of Cash Flows - Years ended November 30, 2001,
   2000, and 1999-----------------------------------------------------------F-7
  Notes to Consolidated Financial Statements--------------------------------F-9
  Valuation and Qualifying Accounts-----------------------------------------F-24

  Exhibits									 Sequential Page No.
  -------- 									 -------------------
  3(a) Articles of Incorporation of Canterbury Press, Inc.				 *
  3(b) By-Laws of the Registrant								 *
  3(c) Certificate of Amendment to Articles of Incorporation changing the
       name to Canterbury Education Services, Inc. 	                         *
  3(d) Certificate of Amendment to Articles of Incorporation changing the
       name to Canterbury Corporate Services, Inc. 	                        **
  3(e) Certificate of Amendment to Articles of Incorporation changing the
       name to Canterbury Information Technology, Inc.	                 ***
  3(f) Certificate of Amendment to Articles of Incorporation changing the
       name to Canterbury Consulting Group, Inc.	                      ****
  4(g) Asset Purchase Agreement between Ceridian Corporation and the
       Registrant										   *****
  21	 Subsidiaries of Registrant 	 						      29
  22	 Annual Report and Proxy Statement for 2000 Annual Shareholders
       Meeting 	 									  ******
  *	   Incorporated by reference from the like-numbered exhibit to Form S18
	   Registration Statement, SEC. File No. 33-6381 filed on July 18, 1986.
  **	   Incorporated by reference from the like-numbered exhibit to Form S-3/A
	   Registration Statement, SEC. File No. 33-77066 filed on March 30, 1994.
  ***	   Incorporated by reference from the Annual Report and Definitive Proxy
	   Materials for the 1999 Annual Shareholders Meeting for fiscal year
 	   ended November 30, 1999 filed with the SEC on October 7, 2000.
  ****   Incorporated by reference from the Definitive Proxy Materials for the
 	   2001 Special Meeting of Shareholders filed with the SEC on March 3,
 	   2001.
  *****  Incorporated by reference from the 8-K filed with the SEC on October
 	   11, 2001.

                                        26
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

****** Incorporated by reference from the Annual Report and Definitive Proxy
       Materials for the 2000 Annual Shareholders Meeting for fiscal year ended
 	 November 30, 2000 filed with the SEC on October 4, 2001.

Reports on Form 8-K filed during the last quarter of the period covered by this report are as follows:

8-K/A filed on September 5, 2001 - Changes in Company's certifying accountants 8-K filed on October 11, 2001 - On September 28, 2001, the Company executed a
 	Stock Purchase Agreement and effectuated a Closing with Ceridian Corporation to acquire all of the issued and outstanding shares of capital stock of User Technology Services Inc. from Ceridian.
8-K/A filed on December 12, 2001 - financial statements for October 11, 2001
 	8-K Filing








































                                   27
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

 					   SIGNATURES
 					   ----------

	Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, Canterbury Consulting Group, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

  			  CANTERBURY CONSULTING GROUP, INC.
 			  ---------------------------------

Dated:  2/28/02     By /s/ Kevin J. McAndrew
        -------        ---------------------
 			  Kevin J. McAndrew, President; Chief Executive Officer;
 			  Treasurer

Dated:  2/28/02     By /s/ Kevin J. McAndrew
        -------        ---------------------
 			  Kevin J. McAndrew, Chief Financial Officer

	Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, this report has been signed on behalf of Canterbury Consulting group, inc. and in the capacities and on the dates indicated.

Dated:  2/28/02 	  By /s/ Stanton M. Pikus
        -------        --------------------
 			  Stanton M. Pikus, Director; Chairman of the Board of
 			  Directors

Dated:  2/28/02 	  By /s/ Kevin J. McAndrew
        -------        ---------------------
 			  Kevin J. McAndrew, President, Chief Executive Officer;
 			  Executive Vice President; Chief Financial Officer; Director

Dated:  2/28/02 	  By /s/ Jean Zwerlein Pikus
        -------        -----------------------
 			  Jean Zwerlein Pikus, Vice President - Operations; Secretary;
 			  Director

Dated:  2/28/02	  By /s/ Alan Manin
        -------        --------------
 			  Alan Manin, Director

Dated:  2/28/02  	  By /s/ Stephen M. Vineberg
        -------        ---------------------
 			  Stephen M. Vineberg, Director

Dated:  2/28/02	  By /s/ Paul L. Shapiro
        -------        -------------------
 			  Paul L. Shapiro, Director

Dated:  2/28/02  	  By /s/ Frank A. Cappiello
        -------        ---------------------
 			  Frank A. Cappiello, Director

                                  28
          	         Report of Independent Auditors - 2001
 		         -------------------------------------



The Board of Directors and Stockholders
Canterbury Consulting Group, Inc.
Medford, New Jersey


We have audited the accompanying consolidated balance sheets of Canterbury Consulting Group, Inc. as of November 30, 2001 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Canterbury Consulting Group, Inc. at November 30, 2001, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Note 1 to the consolidated financial statements, effective December 1, 2000, the Company changed its method of accounting for revenue recognition in accordance with guidance provided in SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements."





									Baratz & Associates, P.A.






Marlton, New Jersey
February 22, 2002



                Report of Independent Auditors 2000 and 2001
                --------------------------------------------


The Board of Directors and Stockholders
Canterbury Information Technology, Inc.


We have audited the accompanying consolidated balance sheet of Canterbury Information Technology, Inc. as of November 30, 2000 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended November 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Canterbury Information Technology, Inc. at November 30, 2000, and the consolidated results of its operations and its cash flows for each of the two years in the period ended November 30, 2000, in conformity with accounting principles generally accepted in the United States.









										Ernst & Young LLP




Philadelphia, Pennsylvania
February 23, 2001








           CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

                      CONSOLIDATED BALANCE SHEETS
                      November 30, 2001 and 2000


ASSETS
------
                                              2001               2000
                                              ----               ----
Current Assets:

Cash and cash equivalents 			$   664,850		$   885,479

Accounts receivable, net of allowance
  for doubtful accounts of $452,000
  and $194,000					  5,728,970		  4,864,456

Notes receivable - current portion		    459,029		    393,597

Prepaid expenses and other assets		    239,470		    652,319

Inventory, principally finished goods,
  at cost 						    826,851		    202,032

Deferred income tax benefit			    149,011            91,412
 							-----------		-----------
 	Total Current Assets 			  8,068,181 	  7,089,295


Property and equipment at cost, net of
  accumulated depreciation of $2,038,000
  and $5,886,000 					  1,315,942		  1,989,650

Goodwill, net of accumulated amortization
  of $1,234,000 and $2,816,000 		  4,162,604 	  9,330,435

Deferred income tax benefit 			  4,323,105		  1,508,251

Notes receivable 					  6,966,743		  7,237,239

Investments, at market 				       - 		  3,315,878

Other assets 					    207,547		    713,664
							-----------		-----------

 	Total Assets 				$25,044,122 	$31,184,412
 							===========		===========





 					Continued
 				See Accompanying Notes

 					    F-2
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

                      CONSOLIDATED BALANCE SHEETS
                      November 30, 2001 and 2000
                               Continued

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
                                              2001               2000
                                              ----               ----
Current Liabilities:

  Accounts payable - trade			$ 1,776,326		$ 2,277,446
  Accrued expenses 				  1,014,302		    655,204
  Unearned revenue				  1,943,240 	    860,295
  Income taxes payable 				     18,540 	    129,833
  Current portion, long-term debt 		    873,439 	  1,346,112
							-----------		-----------
	Total Current Liabilities 		  5,625,847 	  5,268,890

Long-term debt 					  2,145,183		    678,303

Deferred income tax  				  2,947,131		  3,157,118
							-----------		-----------
 	Total Liabilities 			 10,718,161		  9,104,311


Commitments and contingencies


Stockholders' Equity:

  Common stock, $.001 par value,
    50,000,000 shares authorized;
    12,469,000 and 10,685,000 issued 	     12,469		     10,685
  Additional paid-in capital 			 24,232,735		 22,456,731
  Accumulated other comprehensive income	       -		    779,244
  Retained earnings (deficit) 		 (5,916,972) 	  1,242,883
  Notes receivable for capital stock -
    related parties			 	 (4,002,271)	 (2,002,142)
  Less treasury shares, at cost 			 -             (407,300)
							-----------		-----------
 	Total Stockholders' Equity 		 14,325,961		 22,080,101
							-----------		-----------
 	Total Liabilities and Stockholders'
 	  Equity 					$25,044,122		$31,184,412
							===========		===========







                            See Accompanying Notes

                                     F-3
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

                  CONSOLIDATED STATEMENTS OF OPERATIONS
               Years ended November 30, 2001, 2000 and 1999

                                   2001             2000              1999
                                   ----             ----              ----
Service revenue			$12,618,210  	$12,587,921  	$11,665,394
Product revenue	  		 16,425,632  	 17,146,668  	  2,544,132
                    	      ----------- 	-----------		-----------
  Total net revenue		 29,043,842  	 29,734,589  	 14,209,526

Service costs and expenses	  7,658,539  	  7,195,514  	  6,657,385
Product costs and expenses 	 12,892,888    	 14,633,006  	  1,810,926
                    	      ----------- 	-----------		-----------
  Total costs and expenses	 20,551,427  	 21,828,520  	  8,468,311

Gross profit	 		  8,492,415  	  7,906,069  	  5,741,215

Selling				  2,939,810  	  2,377,340  	  1,808,601
General and administrative	  6,236,047  	  4,486,552  	  3,645,673
Goodwill impairment	        5,957,753  	       - 	             -
                    	      ----------- 	-----------		-----------
  Total operating expenses	 15,133,610  	  6,863,892  	  5,454,274

Other income/(expenses)
  Interest income			    689,723  	    715,829  	    705,959
  Interest expense		   (186,348)	   (346,457)	   (390,453)
  Other	   			   (251,538)	    510,014  	     18,321
  Investment impairment	       (2,637,285)	   (165,000)	             -
                    	      ----------- 	-----------		-----------
  Total other income/(expense) (2,385,448)	    714,386  	    333,827

Income (loss) before income
  taxes and cumulative effect
  of change in accounting
  principle				 (9,026,643)	  1,756,563		    620,768

Income tax provision (benefit) (2,079,876)          698,348  	       -
                    	      ----------- 	-----------		-----------
Income (loss) before cumulative
  effect of change in accounting
  principle				 (6,946,767)	  1,058,215		    620,768
Cumulative effect of change
  in accounting principle	   (213,088)		 -                 -
                    	      ----------- 	-----------		-----------
Net income (loss)		     $ (7,159,855)	$ 1,058,215      $    620,768
                             ============       ===========      ============





                                  Continued
                            See Accompanying Notes

                                     F-4
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

                  CONSOLIDATED STATEMENTS OF OPERATIONS
               Years ended November 30, 2001, 2000 and 1999
                               Continued

                                   2001             2000              1999
                                   ----             ----              ----

Net income (loss) per share
and common share equivalents

  Net income (loss)		$(7,159,855)	 $1,058,215		  $620,768

  Basic:

    Income (loss) before
      cumulative effect of
      change in accounting
      principle				$(.59)		 $.11		      $.08
    Cumulative effect of
      change in accounting
      principle				 (.02)		  -     	       -
 						-----			 ----			----
    Net income (loss)			$(.61)		 $.11			$.08
						=====			 ====			====

  Diluted:

    Income (loss) before
 	cumulative effect of
 	change in accounting
 	principle				$(.59)		 $.10			$.08
    Cumulative effect of
 	change in accounting
 	principle				 (.02)		  -   		 -
						-----			 ----			----
    Net income (loss)			$(.61)		 $.10			$.08
 						=====			 ====			====
  Weighted average number of
  common shares - basic 	 11,779,300		 10,027,700		 8,008,800
                               ==========        ==========        =========
  Weighted average number of
  common shares -diluted	 11,779,300		 11,028,500		 8,276,800
                               ==========        ==========        =========









                            See Accompanying Notes

                                     F-5

                                   CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

                                    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                      Years Ended November 30, 2001, 2000 and 1999
                                                                                   Accumulated     Notes       Total
                           Common     Common   Additional    Retained                 Other      Receivable    Stock-
                           Stock      Stock     Paid-in-     Earnings   Treasury  Comprehensive for Capital   holders'
                           Shares     Amount    Capital      (Deficit)    Stock   Income/(Loss)    Stock       Equity
Balance,                   ------     ------    -------       -------     -----      ------        -----      ------
November 30, 1998         6,420,893   $6,421  $17,580,522  $ (436,100) $(407,300)  $(143,757)   $(370,518) $16,229,268

Net income                                                    620,768                                          620,768

Unrealized loss on available
 for sale securities                                                                (328,458)                 (328,458)
Total comprehensive 												 ----------
 income                                                                                                        292,310
401(k) Company match         77,129       77       48,115                                                       48,192
Additional issuance of
 common stock for
 acquisitions               292,468      292      849,707                                                      849,999
Private Placements
 of common stock,
 net of expenses          2,717,648    2,718    1,468,504                                                    1,471,222
Notes receivable for
 capital stock                                                                                    (18,178)     (18,178)
Balance,                  ---------   ------  -----------  ----------  ---------  ----------    ---------  -----------
 November 30, 1999        9,508,138    9,508   19,946,848     184,668   (407,300)   (472,215)    (388,696)  18,872,813

Net income                                                  1,058,215                                        1,058,215

Unrealized gain on available
 for sale securities                                                               1,251,459                 1,251,459
Total comprehensive 												 ----------
 income                                                                                                      2,309,674
401(k) Company match         16,149       16       59,482                                                       59,498
Additional issuance of
 common stock for
 acquisitions               411,420      411      899,151                                                      899,562
Issuance of common shares
 to employees, directors
 and consultants for notes  800,000      800    1,551,200                                      (1,552,000)        -
Contributed common shares   (50,000)     (50)          50                                                        -
Notes receivable for
 capital stock                                                                                    (61,446)     (61,446)
Balance,                 ----------  -------  -----------  ----------  ---------  ----------  -----------  -----------
 November 30, 2000       10,685,707   10,685   22,456,731   1,242,883   (407,300)    779,244   (2,002,142)  22,080,101

Net loss                                                   (7,159,855)                                      (7,159,855)

Unrealized loss on available
 for sale securities                                                                (779,244) 		 (779,244)
Total comprehensive 											       ----------
 loss                                                                                                       (7,939,099)
401(k) Company match         40,659       41       83,322                                                       83,363
Issuance of common shares
 to employees, directors
 and consultants for
 notes                    1,777,500    1,778    2,099,947                                      (2,101,725)        -
Retirement of treasury
 shares                     (35,317)     (35)    (407,265)               407,300                                  -
Reserve for interest on
 notes receivable for
 capital stock                                                                                    101,596      101,596
Balance,                 ----------  -------  -----------  -----------  --------  ----------  -----------  -----------
 November 30, 2001       12,468,549  $12,469  $24,232,735  $(5,916,972) $  -      $    -      $(4,002,271) $14,325,961
                         ==========  =======  ===========  ===========  ========  ==========  ===========  ===========

                                                             F-6
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                Years ended November 30, 2001, 2000 and 1999

                                               2001        2000         1999
Operating activities:                          ----        ----         ----
 Net income (loss)               	      $(7,159,855)  $1,058,215   $  620,768
 Adjustments to reconcile net income
  to net cash provided by operating
  activities:
   Depreciation and amortization  	          969,959    1,036,748    1,040,952
   Provision for losses on accounts
    receivable                       	    433,214       75,409       89,773
   Goodwill impairment 				  5,957,753         -            -
   Investment impairment        	        2,562,284         -            -
   Deferred income taxes           	       (2,162,905)     588,000         -
   Loss on sale of land and vehicles  	    326,176         -            -
   401(k) contributions issued in stock 	     83,363       59,498       48,192
   Receipt of stock for services       	   (793,240)  (1,108,250)    (240,000)
   Other assets                          	    288,337      140,642     (561,067)
   Changes in operating assets, net
    of acquisitions
     Accounts receivable              	  1,221,448   (2,053,971)  (1,306,811)
     Inventory                          	   (624,820)      (3,268)        -
     Prepaid expenses and other assets   	    495,255      152,965        5,945
     Income taxes                      	   (111,293)     129,833         -
     Accounts payable                    	   (501,120)   1,015,021      787,822
     Accrued expenses                   	    (73,142)      35,572       53,251
     Unearned revenue                 	  1,029,565     (251,035)     120,495
                                           ----------   ----------  -----------
 Net cash provided by operating activities  1,940,979      875,379      659,320
 			                         ----------   ----------  -----------
Investing activities:
   Cash paid for acquisition 	             (2,350,334)        -   	    -
   Proceeds from sale of land		          399,734         -    	    -
   Capital expenditures                       (75,920)    (110,969)    (431,809)
                                           ----------   ----------  -----------
 Net cash used in investing activities     (2,026,520)    (110,969)    (431,809)
 			                         ----------   ----------  -----------
Financing activities:
   Principal payments on long term debt    (3,540,152)  (1,253,170)  (1,256,532)
   Proceeds from long term debt 		  3,000,000		 -            -
   Proceeds from payments on notes
    receivable 					    405,064      363,805      330,961
   Proceeds from issuance of common
    stock, net                                   -            -       1,471,220
   Deferred finance costs                        -         (50,000)        -
 Net cash provided by/(used in)            ----------   ----------  -----------
  financing activities 			         (135,088)    (939,365)     545,649
                                           ----------   ----------  -----------
Net increase/(decrease) in cash              (220,629)    (174,955)     773,160
Cash, beginning of year                       885,479    1,060,434      287,274
                                           ----------   ----------  -----------
Cash, end of year                          $  664,850   $  885,479  $ 1,060,434
                                           ==========   ==========  ===========
                            Continued, See Accompanying Notes
                                          F-7
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

                   CONSOLIDATED STATEMENTS OF CASH FLOWS
            Years Ended November 30, 2001, 2000 and 1999 (Continued)

Supplemental schedule of noncash investing and financing activities:

	As a subsequent event, in January, 2002 46,875 shares of restricted common stock were issued as a private placement at fair market value.

	As a subsequent event, in December, 2001 180,000 shares of restricted stock tied to the stock issued in February and April 2001 were cancelled and then added to the authorized but unissued stock total.

	In November, 2001 the Company issued 50,000 shares of restricted common stock to a consultant of the Company for a note receivable at fair market value.

	In September 2001, the Company issued a $1,200,000 note payable to the seller as part of the purchase price of Usertech as described in Note 2.

	In September 2001, in conjunction with the purchase of 100% of the stock of Usertech, the Company purchased computer equipment from the seller valued at $364,000 through issuance of a note payable.

	In July, 2001 the Company cancelled 23,195 shares of restricted common stock and then added that amount to the authorized but unissued shares total.

 	In May, 2001 the Company received 421,684 shares of common stock from an affiliated third party valued at a fair market value of $793,240 for services provided.

	In May, 2001 the Company issued 750,000 shares of restricted common stock to Officers, Directors and consultants of the Company for notes receivable at fair market value.

	In May, 2001 the Company converted a $200,000 miscellaneous receivable from a related party into a six-year term note with interest accruing at 4.8% on the unpaid balance.

	In April, 2001 the Company issued 685,000 shares of restricted common stock to Officers, Directors and consultants of the Company for notes receivable at fair market value.

	In February, 2001 the Company issued 292,500 shares of restricted common stock to Officers, Directors and consultants of the Company for notes receivable at fair market value.

	During February and March 2001 the Company issued 247 and 40,412 shares of restricted common stock, respectively, to its defined contribution plan to fulfill its matching contribution requirement at fair market value.

	In August, 2000 the Company issued 221,420 shares of its common stock for the purchase of certain assets of DataMosaic International, Inc. at fair market value.


	In July, 2000 the Company issued 800,000 shares of restricted common stock to Officers, Directors and consultants of the Company for notes receivable at fair market value.

	In March, 2000 the Company issued 20,000 shares of restricted common stock as an adjustment to the purchase price of certain assets of U.S. Communications, Inc. purchase at fair market value.

	During March, 2000 the Company issued 16,149 shares of restricted common stock to its defined contribution plan to fulfill its matching contribution requirement at fair market value.

	During 2000, the unrealized gain on investments increased by $1,251,000.

	During 2000, the Company received 660,000 shares of common stock from an affiliated third party valued at a market value of $1,257,750 for services provided at fair market value.

	In October, 1999 the Company issued 292,468 shares of its common stock for the purchase of certain assets of U.S. Communications, Inc. at fair market value.

	During March, 1999 the Company issued 77,129 shares of restricted common stock to its defined contribution plan to fulfill its matching contribution requirement at fair market value.

	The income taxes paid for Fiscal 2001, 2000, and 1999 were as follows:
$194,300, $35,700, and $38,900 respectively.

	Interest paid during Fiscal 2001, 2000, and 1999 were as follows:
$186,348, $346,457, and $390,453 respectively.

























                                       F-8
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001


1.  Operations and Summary of Significant Accounting Policies

	Description of Business
	-----------------------
	Canterbury Consulting Group, Inc., formerly Canterbury Information Technology, Inc., (hereinafter referred to as "the Registrant" or "the Company") is engaged in the business of providing information technology products and services to both commercial and government clients. Canterbury is comprised of six operating subsidiaries with offices located in New Jersey, New York, Connecticut, Maryland, Ohio, Minnesota, Georgia and Texas. The focus of the Canterbury companies is to become an integral part of our clients IT solution, designing and applying the best products and services to help them achieve a competitive advantage and helping their employees to succeed. Our subsidiaries offer the following technology solutions:

* distance learning solutions 	* hardware sales and support
* customized learning solutions	* software development
  for ERP and CRM  			* web development
* systems engineering and 		* technical and desktop applications
  consulting 				  training
* IT contractors and permanent 	* records and asset management systems
  staffing					* industry specific portals
* management training programs	* help desk and service center support

	Principles of Consolidation
 	---------------------------
	The consolidated financial statements include the accounts of the Company and all of its subsidiaries. All material intercompany transactions have been eliminated.

	Stock Based Compensation
 	------------------------
	The Company accounts for stock options under Accounting Principles Board
(APB) Opinion No. 25- Accounting for Stock Issued to Employees. The Company discloses the pro forma net income and earnings per share effect as if the Company had used the fair value method prescribed under SFAS No.123-Accounting for Stock Based Compensation (see Note 12).

	Use of Estimates
	----------------
	The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The ultimate outcome and actual results could differ from the estimates and assumptions used.

	Revenue Recognition
	-------------------
	  Product Revenue

	Product revenue is recognized when there is persuasive evidence of an arrangement, the product has been delivered, the sales price is fixed or

                                   F-9
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

determinable, and collectibility is reasonably assured. The product is considered delivered to the customer once it has been shipped, and title and risk of loss have transferred. The Company defers revenue if there is uncertainty about customer acceptance. Product revenue represents sales of computer hardware and software. Generally, the Company is involved in determining the nature, type, and specifications of the products ordered by the customer.

	  Service Revenue

	Service revenue is recognized when there is persuasive evidence of an arrangement, the sales price is fixed or determinable, and collectibility is reasonably assured. Service revenues represent training, consulting and technical staffing services provided to customers under separate consulting and service contracts. Revenues from these contracts are recognized as services are rendered.

	Change in Accounting
 	--------------------
	The Securities and Exchange Commission (SEC) recently issued Staff Accounting Bulletin No. 101 (SAB 101), "Revenue Recognition in Financial Statements," which provides additional guidance in applying generally accepted accounting principles for revenue recognition. The Company implemented the provisions of SAB 101 in the fourth quarter of fiscal 2001, retroactive to December 1, 2000. The implementation of SAB 101 resulted in a change in accounting for certain product shipments where title did not transfer to the customer until delivery occurred. The cumulative effect of the change for implementation of SAB 101 resulted in a charge to fiscal 2001 income of $213,088 (net of income taxes of $109,773). For the fiscal year ended November 30, 2001, the Company recognized $1,560,000 of revenue which was included in the cumulative effect adjustment. The effect of that revenue on fiscal 2001 was to increase income by $213,088 (net of income taxes of $109,773) during that period. Had SAB 101 been effective for all prior fiscal years presented and the first three quarters of fiscal 2001, the pro forma results and earnings per share would not have been materially different from the previously reported results.

	Statement of Cash Flows
 	-----------------------
	For purposes of the Statement of Cash Flows, cash refers solely to demand deposits with banks and cash on hand.

	Depreciation and Amortization
 	-----------------------------
	The Company depreciates and amortizes its property and equipment for financial statement purposes using the straight-line method over the estimated useful lives of the property and equipment (useful lives of leases or lives of leasehold improvements and leased property under capital leases, whichever is shorter). For income tax purposes, the Company uses accelerated methods of depreciation.

	The following estimated useful lives are used:


                                    F-10
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001


	Building and improvements		     7 years
	Equipment					     5 years
	Furniture and fixture			5 to 7 years

	Intangible Assets
	-----------------
	Goodwill is being amortized over periods ranging from twenty to twenty-five years using the straight-line method.

	The Company periodically evaluates whether the remaining estimated useful life of intangibles may warrant revision or the remaining balance of intangibles may require adjustment generally based upon expectations of nondiscounted cash flows and operating income.

	During Fiscal 2001 the Company recorded $5,958,000 of goodwill impairment charges. $500,000 of this charge was reflected in the second quarter of the year and the balance was recorded in the fourth quarter. Management made the decision to treat the carrying value of goodwill conservatively.
DMI/Canterbury goodwill was written down to $0 (total charge of $843,000) due to the uncertainty in the technical staffing marketplace caused by the dot com bust and the softening of spending in this business segment. The net goodwill related to the 1994 acquisition of CALC/Canterbury (Training and Consulting Segment) totaling $4,397,000 was also written off. The lingering current effects of September 11, as well as the uncertainty of future business growth due to the change in business climate surrounding New York City are the major reasons for this impairment charge. Finally the net goodwill of $718,000 resulting from the 1997 acquisition of ATM/Canterbury (Software Development Segment) was also written off. Recent operating results may be indicative that the book value of the goodwill may not be recoverable. Management believes that these impairment charges reflect the net carrying value of goodwill on the November 30, 2001 Balance Sheet under a conservative valuation approach due to the current operating losses and uncertain business environment of CALC/Canterbury, DMI/Canterbury and ATM/Canterbury. All goodwill impairment expense is reflected under Corporate in the segment reporting footnote.

	Inventories
	-----------
	Inventories are stated at the lower of cost or market utilizing a first-in, first-out method of determining cost.

	Earnings Per Share
	------------------
	Basic earnings per share is computed using the weighted average common shares outstanding during the year. Diluted earnings per share considers the dilutive effect, if any, of common stock equivalents (options).

	Concentration of Risk
	---------------------
	As previously discussed, the Company is in the business of providing information technology services. These services are provided to a large number of customers in various industries in the United States. The Company's trade accounts receivable are exposed to credit risk, but the risk is limited due to

                                   F-11
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

the diversity of the customer base and the customers wide geographic dispersion. The Company performs ongoing credit evaluations of its customers' financial condition. The Company maintains reserves for potential bad debt losses and such bad debt losses have been within the Company's expectations.

	During Fiscal 2001, the Company had one customer who accounted for 32% of the revenue in the Value Added Hardware Reseller segment, and 18% of consolidated revenues for the year.

	Also during 2001, the Company had one vendor who accounted for approximately 64% of product purchases in the Value Added Hardware Reseller segment.

	The Company maintains cash balances at a creditworthy bank located in the United States. Accounts at the institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company does not believe that it has significant credit risk related to its cash balance.

	Reclassifications
	-----------------
	Certain reclassifications have been made to prior years balances in order to conform to current presentations.

	Comprehensive Income (Loss)
	---------------------------
	For the twelve months ended November 30, 2001 and November 30, 2000, net comprehensive income/(loss) amounted to ($7,939,099) and $2,309,675, respectively. Comprehensive income consists of net income/(loss) and net unrealized gains and losses on securities available for sale, and is adjusted quarterly to reflect current market value of these securities.

	Recent Accounting Pronouncement
	-------------------------------
	The Financial Accounting Standards Board ("FASB") recently issued Statement of Financial Accounting Standard No. 141 ("SFAS 141"), "Business Combinations", and Statement of Financial Accounting Standard No. 142 ("SFAS No. 142"), "Goodwill and Intangible Assets". SFAS No. 141 is effective for all business combinations completed after June 30, 2001. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 with early adoption permitted for fiscal years beginning after March 15, 2001. However, certain provisions of SFAS 142 apply to goodwill and other intangible assets acquired between July 1, 2001 and the effective date of SFAS 142. Major provisions of these Statements are as follows:

	1) All business combinations initiated after June 30, 2001 must use the purchase method of accounting. The pooling of interest method of accounting is prohibited except for transactions initiated before July 1, 2001.
	2) Intangible assets acquired in a business combination must be recorded separately from goodwill if they arise from contractual or other legal rights or are separable from the acquired entity and can be sold, transferred, licensed, rented, or exchanged, either individually or as part of a related contract, asset, or liability.

                                   F-12
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

	3) Goodwill, as well as intangible assets with indefinite lives, acquired after June 30, 2001, will not be amortized. Effective with the adoption of SFAS 142, all previously recognized goodwill and intangible assets with indefinite lives will no longer be subject to amortization.
	4) Effective with the adoption of SFAS 142, goodwill and intangible assets with indefinite lives will be tested for impairment annually and whenever there is an impairment indicator.
	5) All acquired goodwill must be assigned to reporting units for purposes of impairment testing and segment reporting.

	The Company has adopted SFAS 142 effective at December 1, 2001. Goodwill has been amortized at approximately $480,000 annually.


2.  Acquisitions
    ------------
	In September 28, 2001, the Company completed the acquisition of User Technology Services, Inc. ("Usertech") with an effective date of September 1, 2001. The purchase of 100% of the outstanding shares of Usertech common stock was accounted for using the purchase method of accounting. The Company paid $2,350,000 in cash; $1,200,000 in notes payable over three years, plus the assumption of $851,000 in liabilities.

	Usertech provides e-learning support, Enterprise Resource Planning (ERP) and Customer Relationship Management (CRM) planning, implementation and training, as well as post implementation support, for clients who have installed Peoplesoft, SAP and Oracle software. Proprietary software packages are also supported through a national network of skilled consultants.


3.  Segment Reporting
    -----------------
	The Company is organized into four operating segments and the corporate office. The operating segments are: training and consulting, value added hardware reseller, technical staffing and software development. The Company accounts for goodwill and any related amortization expense or impairment charges at the corporate level. Summarized financial information for each segment is as follows:

                   Training    Value Added
                     and         Hardware   Technical   Software
2001              Consulting     Reseller   Staffing   Development  Corporate       Total
----              ----------     --------   ---------  -----------  ---------       -----
Revenues          $11,143,355  $16,207,436  $1,474,855  $218,196   $     -      $29,043,842
Income before
 taxes                 72,513    2,009,880    (258,438)   (9,209)  (10,841,389)  (9,026,643)
Assets              8,512,706    6,354,918     231,276   101,028     9,844,194   25,044,122
Interest income          -           7,244        -         -          682,479      689,723
Interest expense       37,188          691       1,113     2,078       145,278      186,348
Depreciation and
 amortization         388,944       67,535      22,167    19,949       471,364      969,959

                                            F-13
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

                   Training    Value Added
                     and         Hardware   Technical   Software
2000              Consulting     Reseller   Staffing   Development  Corporate       Total
----              ----------     --------   ---------  -----------  ---------       -----
Revenues          $11,635,568  $16,911,400  $  952,353  $235,268  $      -      $29,734,589
Income before
 taxes              1,589,818    1,078,438      53,291   (17,342)    (947,642)    1,756,563
Assets              9,391,462    4,336,849   1,280,657   393,073   15,782,371    31,184,412
Interest income          -            -           -         -         715,829       715,829
Interest expense       45,252       14,651        -         -         286,554       346,457
Depreciation and
 amortization         487,654       39,661      27,276    22,310      459,847     1,036,748


                   Training    Value Added
                     and         Hardware   Technical   Software
1999              Consulting     Reseller   Staffing   Development  Corporate       Total
----              ----------     --------   ---------  -----------  ---------       -----
Revenues          $11,665,394   $2,058,870  $   -     $  485,262  $      -      $14,209,526
Income before
 taxes              1,404,468      317,843      -        104,339   (1,205,882)      620,768
Assets             10,703,017    1,754,118      -      1,047,171   14,307,666    27,811,972
Interest income          -            -         -           -         705,959       705,959
Interest expense       30,384         -         -           -         360,069       390,453
Depreciation and
 amortization         555,339       36,845      -         15,534      432,478     1,040,196


4.  Property and Equipment
    ----------------------
	Property and equipment, which is recorded at cost, consists of the following:

 							   2001	  	   2000
 						  	   ---- 		   ----
Land, buildings and improvements		$      -		$   725,910
Machinery and equipment				  2,253,787		  5,085,176
Furniture and fixtures				    566,576		  1,413,289
Leased property under capital leases
 and leasehold improvements    		    533,834		    651,089
 							----------- 	-----------
 							  3,354,197		  7,875,464
Less: Accumulated depreciation 		 (2,038,255)	 (5,885,814)
							----------- 	-----------
Net property and equipment 			$ 1,315,942		$ 1,989,650
             					===========		===========





                                   F-14
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

	Accumulated depreciation of leased property under capital leases totaled $244,000 in 2001. Depreciation expense for 2001, 2000, and 1999 was $471,000,
$565,000, and $603,000, respectively.

	During Fiscal 2001, the Company wrote off approximately $4,300,000 worth of fully depreciated fixed assets. Also during 2001, the Company sold non-operating land and a building with a carrying value of $725,910. The net proceeds from the sale were $399,734. The loss on the sale totaling $326,176 was recorded in other expenses on the income statement for Fiscal 2001.


5.  Notes Receivable
    ----------------
	The Company holds a note receivable with a remaining balance in the amount of $2,651,503 at November 30, 2001. This note was received in November 1995 as part of the consideration for the sale of a former subsidiary. The Company is scheduled to receive monthly payments of $33,975 inclusive of interest at 7.79% per year through November 2010.

	In addition, the Company held notes receivable assets from related parties in the aggregate amount of $4,774,269 at November 30, 2001. These notes have interest terms that average 8.5% per year and are scheduled to mature at various dates through December 2006.


6.  Income Taxes
    ------------
	The provision/(benefit) for income taxes for the years ended November 30, 2001, 2000, and 1999 is as follows:

 					    2001		    2000  		  1999
 					    ---- 		    ---- 	        ----
Current:
   Federal				$      -   		 $ 26,000		$   -
   State				     83,000		   84,000		    -
 					-----------		 --------		--------
					     83,000		  110,000		    -
Deferred:
   Federal				 (2,099,000)	  443,000		 (59,000)
   State				    (64,000)	  145,000		  59,000
					-----------		 --------		--------
   Total				$(2,080,000)	 $698,000		$   -
					===========		 ========		========

	The reconciliation of the expected provision/(benefit) at the U.S. Federal statutory tax rate to the actual provision (benefit) recorded for the years ended November 30, 2001, 2000 and 1999 is as follows:







                                     F-15
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001


					    2001		   2000  		  1999
 					    ---- 		   ---- 	        ----
Expected tax (benefit) at
 statutory rates 			$(3,069,000)	$597,000		$211,000
Effect of state taxes, net	    201,000		 151,000 		  39,000
Permanent differences		    788,000		  10,000		   2,000
Miscellaneous				 -		    -		          -
Utilization of net operating
 losses 					 -           (60,000)		(252,000)
					-----------		--------		--------
Total					$(2,080,000)	$698,000		$   -
					===========		========		========

	Significant components of the Company's tax liabilities and assets as of November 30, 2001 and 2000 are as follows:

									     	November 30,
									   2001	     2000
Deferred tax liabilities: 					   ---- 	     ----
Gain recognized in financial statements
 deferred for income tax purposes				$2,084,000	  $1,686,000
Tax depreciation in excess of book depreciation		      -	     103,000
Tax amortization in excess of book amortization		   735,000	     660,000
Unrealized gain								- 	     609,000
Other									   128,000	      99,000
 									----------	  ----------
Total deferred tax liabilities				$2,947,000	  $3,157,000
 									==========	  ==========

									     	November 30,
									   2001	     2000
Deferred tax assets: 						   ---- 	     ----
Allowance for doubtful accounts 				$  108,000	  $   78,000
Expenses deductible for financial reporting purposes
 but deferred for tax reporting purposes			    99,000		13,000
Book depreciation in excess of tax depreciation		   256,000		  -
Impairment losses 						 2,134,000		67,000
Net operating loss carryover (net of valuation
 allowance) 							 1,875,000	   1,442,000
									----------	  ----------
Total deferred tax assets 					$4,472,000	  $1,600,000
									==========	  ==========

	The Company increased the valuation allowance for deferred tax assets to $960,000 at November 30, 2001 from $126,000 at November 30, 2000 to account for the potential future expiration of state net operating losses before realization of tax benefits. At November 30, 2001, the Company had a tax loss carryforward for federal income tax reporting purposes of $4,395,000 and $6,845,000 for 2001 state income tax purposes. Net operating losses for federal tax purposes will begin to expire in 2010. Net operating losses for state tax purposes will expire at various dates through 2006.


                                     F-16
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

7.  Long-Term Debt
    --------------
								     	   November 30,
								   2001		     2000
Long-term obligations consist of: 			   ---- 		     ----
 	Term loan						$1,325,000		$      -
 	Revolving credit line				   100,000		  1,859,620
 	Note payable for acquisition			 1,169,656			 -
 	Capital lease obligations			    81,743		    164,795
 	Notes payable - equipment			   342,223		 	 -
 								----------		-----------
 								 3,018,622		  2,024,415
Less:  Current maturities				  (873,439)  	 (1,346,112)
								----------		-----------
 								$2,145,183		$   678,303
                                                 =========         ==========

	The Company's outstanding amount owed under the revolving credit line with Chase Bank was refinanced in May, 2001 by establishing a commercial lending relationship with Commerce Bank, N.A. (the Bank). As of the date of the refinancing, approximately $883,000 was paid to Chase in full satisfaction of the Company's outstanding obligations, out of the proceeds of a $1,500,000 five-year term loan from Commerce.

	As part of the refinancing, the Company also secured a two-year $2,500,000 working capital line of credit with the Bank collateralized by trade accounts receivable and inventory. $1,500,000 was borrowed in conjunction with the acquisition of User Technology Services, Inc. ("Usertech") on September 28, 2001 and through the date of this filing has been repaid in full. Both loans carry an interest rate of the prime rate plus 1%.

	The Bank's long term debt is secured by substantially all of the assets of the Company and requires compliance with covenants which include the maintenance of certain financial ratios and amounts. The Company is restricted by its bank from paying cash dividends on its common stock. The Company remains in full compliance with all of the financial covenants of its loan agreement with the Bank.

	As part of the purchase price paid for the acquisition of Usertech in September, 2001, the Company agreed to pay $1,200,000 to the seller over the next three years at an annual amount of $400,000 plus accrued interest at 7% per annum on the outstanding balance. Also as part of the purchase agreement, the seller agreed to guarantee the collection of the acquired accounts receivable with a 10% risk sharing threshold by Canterbury. The Company has the right in the first year after the acquisition to offset the guaranteed portion of any uncollectible receivable against the first $400,000 payment scheduled to be made during September, 2002. As of February 22, 2002 the Company has notified the seller and put back $30,344 against the note payment. The Company has until February 28, 2002 to finalize the total amount of the receivable "put backs".

	In conjunction with the purchase of 100% of the stock of Usertech, the Company purchased computer equipment from the seller valued at $364,000

                                   F-17
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

through issuance of a note payable over three years with interest at an annual rate of 3.75%. At November 30, 2001, the note payable had an outstanding balance of $342,223.

	Aggregate fiscal maturities on long-term debt, exclusive of obligations under capital leases, are approximately $908,000 in 2002; $843,000 in 2003; $761,000 in 2004; 300,000 in 2005; and $125,000 thereafter.

	The carrying value of the long-term debt approximates its fair value.


8.  Capital Leases
    --------------
	Capital lease obligations are for certain equipment leases which expire through Fiscal year 2004. Future required payments under capitalized leases together with the present value, calculated at the respective leases' implicit interest rate of approximately 10.5% to 14.3% at their inception.

	Year ending November 30, 2002				$68,625
 	Year ending November 30, 2003 and			 21,377
  	 thereafter							-------
 	Total minimum lease payments				 90,002
 	Less amount representing interest 			 (8,259)
	Present value of long-term obligations 		-------
 	 under capital leases					$81,743
 									=======

9.  Leases
    ------
	The Company leases office space for training center locations and administration purposes under various noncancelable operating leases at thirteen different locations. All of the leases have options to renew. Future minimum rental payments under the leases are $1,372,000 in 2002; $1,149,000 in 2003; $1,072,000 in 2004; $1,015,000 in 2005; $763,000 in 2006;
$462,000 in 2007; and $116,000 in 2008. Rent expense for the years ended November 30, 2001, 2000 and 1999 was $1,303,000, $1,276,000, and $1,266,000,
respectively.


10.  Commitments and Contingencies
     -----------------------------
	The Company executed new employment agreements dated June 1, 2001 between the Company and Mr. Kevin J. McAndrew and the Company and Mr. Stanton
M. Pikus, reflecting their new employment arrangements. Each employment agreement is for a period of five years. Each sets forth various services to be performed. Each employee shall receive an annual salary of $245,000 with annual cost of living increases tied to a nationally recognized index, as set forth by the Board of Directors from time to time. These employment agreements supercede and replace the current employment agreements, including the cancellation of bonus opportunities which were to be payable through December 1, 2003. These agreements also include a non-competition prohibition for a period of three years after employment has been terminated.


                                    F-18
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

	Subsequent to November 30, 2001, the Company executed a five-year employment agreement dated December 1, 2001 between the Company and Mr. Jean Pikus. Ms. Pikus shall receive an annual salary of $150,000 with annual cost of living increases tied to a nationally recognized index, as set forth by the Board of Directors from time to time. The agreement also includes a non-competition prohibition for a period of three years after employment has been terminated.


11.  Defined Contribution Plan
     -------------------------
	In 1993, the Company established a 401(k) Plan for its participating employees to supplement their retirement income. Participation in the plan is open to all employees who have completed one year of service (twelve consecutive months). One thousand hours of service is required during the first year of service. By payroll deduction, employees can contribute to the Plan from 1% to 15% of their total gross compensation. The Company matches 50% of the first 8% of employee salary deferrals. This match is made in restricted Company common stock based upon the value of the stock each December 31st. The employee match is completely discretionary and can be changed by the employer in subsequent years to be higher or lower. The value of the employee match expensed in 2001, 2000, and 1999 was: $83,363; $59,498; and $48,192,
respectively.


12.  Stock Options and Awards
     ------------------------
	The Company has one stock option plan, the 1995 Non-Qualified Stock Option Plan, covering 2,083,334 shares of common stock ("1995 Plan"). As of November 30, 2001, the Company had issued 2,147,827 shares under the 1995 Plan. There were 64,493 shares remaining for issuance in connection with future stock options that may be granted. Option granted are exercisable immediately and are issued at market price. Subsequently, the Board approved an additional 500,000 shares for issuance and 163,341 stock options were canceled. At this time, there are 598,848 shares remaining for issuance in connection with future stock options that may be granted under the 1995 plan.

	A summary of Canterbury's stock option activity and related information for the years ended November 30 is as follows:

 							   2001	   2000	   1999
	 						   ----	   ----	   ----
Number of shares under stock options:
  Outstanding at beginning of year		2,178,853	1,488,721	  710,866
  Granted						  607,500	  748,250	  927,650
  Exercised						     -	     -	      -
  Canceled 						 (638,526)	  (58,118) 	 (149,795)
  Outstanding and exercisable at end
   of year						2,147,827	2,178,853	1,488,721





                                   F-19
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

Weighted average exercise price:
  Granted 						    $1.11	    $3.20	    $1.50
  Exercised						    $  - 	    $  -  	    $  -
  Canceled 						    $3.58	    $8.87	    $9.13
  Outstanding and exercisable at end
   of year 						    $1.96	    $2.27	    $2.04

	Information with respect to stock options outstanding and exercisable at November 30, 2001, is as follows:

 			    Options Outstanding and Exercisable

  Range of 	     Number Outstanding      Weighted Average 	    Weighted Average
Exercise Price      at 11/30/01       Remaining Life in Years    Exercise Price
--------------      -----------       -----------------------    --------------
$0.53 - $1.56	   1,302,000		     3.10			    $1.07
$2.25 - $3.99	     845,827		     2.19			    $2.76

	FASB Statement No. 123 requires pro forma disclosure under the fair value method of net income and income per share. The fair value for options was estimated at the date of grant using the Black-Scholes option pricing model. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because Canterbury's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.
The fair weighted average value of options granted in each year and assumptions used in estimating fair value under the Black-Scholes model are as follows:

							   2001	   2000	   1999
	 						   ----	   ----	   ----
Estimated fair value of options granted	 $372,590	$1,094,385	 $359,644
                                            =======    =========    =======

Principal assumptions in applying the
 Black-Scholes valuation model:
 	Expected life, in years 		     2.50		2.50	     2.50
 	Risk-free interest rate 		    3.55%	     5.80%	    6.50%
 	Expected volatility 			     1.19	      .693	     .647
 	Expected dividend yield 		    0.00%        0.00%      0.00%

	For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Had compensation cost been determined based upon the fair value of stock options at grant date consistent with FASB Statement No. 123, Canterbury's net income and income per share would have been reduced to the pro forma amounts indicated below:


                                  F-20
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

							    2001	   2000	   1999
	 						    ----	   ----	   ----
Pro forma net income (loss) from
  continuing operations 			$(7,383,409) $401,584	$261,124
Pro forma income (loss) per share from
 continuing operations basic and diluted	      $(.63)     $.04	    $.03


13.  Stockholders' Equity
     --------------------
	Subsequent to November, 2001 the Company sold 46,875 shares of restricted common stock in a private placement to a non-affiliate in February, 2002.
Total net proceeds were $15,000.

	During 1999, the Company successfully completed a series of private placements with non-affiliates. From March, 1999 to October, 1999 a total of four private placements occurred. A total of 2,320,589 restricted common shares of stock were issued. Total net proceeds totaled $1,471,220. The Company also issued a total of 397,059 shares of restricted common stock as finder fees associated with these placements. All private placements had registration rights. The Company used the proceeds to repay amounts under the term loan, for general corporate purposes and for working capital.


14.  Related Party Transactions
     --------------------------
	During 1999, the Company performed consulting and web development services for a start-up, non-public company in which certain officers are members of the Board of Directors and 18% shareholders. The services billed during the year totaled $521,500. In March, 2000 the company went public through a reverse merger. Settlement of this receivable was subsequently paid during Fiscal 2000 with stock of the public company.

	During 2000, the Company performed consulting and web development services for the same publicly traded organization. The value of the services provided during the year totaled $1,108,250. These services were paid for with stock of the public company client. As of November 30, 2000 the Company owned 1,013,617 shares of this organization. During 2001, the Company received an additional 233,962 shares in satisfaction of a $372,000 receivable at November 30, 2000 and an additional 187,722 shares for services provided in Fiscal 2001 valued at $421,240. A $2,562,000 impairment charge attributable to the Company's investment in this stock is discussed in Note 16.

	At November 30, 2001 and 2000, the total notes receivable plus accrued interest for issuances of Company common stock to corporate officers, corporate counsel and certain consultants totaled $4,002,000 and $2,002,000, respectively. The notes are collateralized by common stock of the Company and are reported as a contra-equity account. Interest rates range from 4% to 6.6%. At November 30, 2001, $2,000,000 of the notes are recourse and $2,002,000 are non-recourse.

	During Fiscal 2001, certain officers and directors of the Company purchased a 33% ownership interest in a corporation which owns 100% of the stock of a corporation which has notes payable to the Company in the amount

                                    F-21
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

of $4,774,269 at November 30, 2001 from an owner group who purchased the business from the Company in 1996. The Company maintained the same level of security interest protection and the same debt amortization schedule. The Company earned $408,000 of interest income from these notes in Fiscal 2001.


15.  Advertising
     -----------
	The Company expenses advertising as incurred. Total advertising expenses included in the results of operations were $287,000, $301,000, and $347,000 for 2001, 2000, and 1999, respectively.


16.  Securities Available for Sale
     -----------------------------
	At November 30, 2001 and 2000, the Company held investment securities in public companies. For one of the public companies certain officers and directors of the Company have an ownership interest in the aggregate of approximately 18%. Management has estimated the fair value of this investment at November 30, 2001 and 2000 at $0 and $3,294,000, respectively, and the cost at November 30, 2001 of $0 after impairment write down. During the fourth quarter of Fiscal 2001 the Company recorded an impairment charge of $2,562,000 related to the carrying value of the shares previously received from the public company. The Company's valuation of this investment was based upon the public company's two consecutive years of operating losses and its current lack of liquidity. This impairment charge is recorded in other expenses on the statement of operations.

	Other equity securities had a fair value of $0 and $22,000 at November 30, 2001 and 2000, respectively, after impairment writedown. During the second quarter of Fiscal 2001, the Company recorded an impairment charge of $75,000 to writedown the value of these securities to $0. Management has classified these investments as available for sale and are included in non-current other assets in the accompanying balance sheet. The Company did not sell any available for sale securities during 2001 or 2000.


17.  Unaudited Quarterly Financial Information
     -----------------------------------------

	                                   2001
                       First      Second      Third      Fourth      Total
                       -----      ------      -----      ------      -----
Revenues 		 $5,897,302	 $6,432,704	 $8,086,635	 $8,627,201	 $29,043,842
Gross profit	  1,947,864	  1,617,689	  2,170,649	  2,756,213	   8,492,415
Income (loss)
 before cumulative
 effect of change
 in accounting
 principle		    171,326	 (1,395,503)    456,215	 (6,178,805)  (6,946,767)
Net income (loss)	    (41,762) (1,395,503)    456,215  (6,178,805)  (7,159,855)



                                   F-22
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

Earnings per share:

Basic:
  Income (loss) per
   share before
   cumulative effect
   of change in
   accounting
   principle 		$.02	     $(.12)		$.04       $(.50)		$(.59)
     Net income
      (loss) per
      share`		  -		(.12)	       .04		(.50)		 (.61)

Diluted:
  Income (loss) per
   share before
   cumulative effect
   of change in
   accounting
   principle 		$.02	     $(.12)	 	$.04	     $(.50)	      $(.59)
     Net income
      (loss) per
      share			  - 		(.12)		 .04	  	(.50)		 (.61)

Weighted average
 shares
Basic 		 10,685,700	 11,518,600	 12,439,500	 12,440,977	  11,779,300
Diluted 		 11,097,200  11,518,600  12,706,700  12,440,977   11,779,300


	                                   2000
                       First      Second      Third      Fourth      Total
                       -----      ------      -----      ------      -----
Revenues           $5,953,591  $6,009,134  $9,512,377  $8,259,487  $29,734,589
Gross profit        1,637,082   1,655,629   2,407,905   2,205,453    7,906,069
Net income            156,601     371,247     426,100     104,267    1,058,215

Earnings per share:

Basic:
 Net income per share   $.02        $.04        $.04        $.01        $.11

Diluted:
 Net income per share   $.02        $.04        $.04        $.00        $.10

Weighted average
 shares
Basic 		  9,508,100	  9,655,800	 10,345,400	 10,685,700	  10,027,700
Diluted		 10,295,800	 10,418,200	 11,320,800	 11,686,400	  11,028,500





                                     F-23
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

                                 SCHEDULE II

                      VALUATION AND QUALIFYING ACCOUNTS
                                (in thousands)

	 		         Balance at     Charged to    	      Balance at
 			         Beginning      Costs and   Deduction/ 	  End of
Description		         of Period       Expenses	Write-off	  Period
----------- 		   --------- 	 -------- 	--------- 	  ------
Year ended November 30,
1999:  Accounts receivable
allowances				 $96		    $92	    $ -  	   $188

Year ended November 30,
2000: Accounts receivable
allowances				$188		   $118	    $112	   $194

Year ended November 30,
2001: Accounts receivable
allowances				$194		   $433	    $175	   $452


































                                       F-24
              CANTERBURY CONSULTING GROUP, INC.-FORM 10-K 2001

                                   EXHIBIT

                             LIST OF SUBSIDIARIES
                     OF CANTERBURY CONSULTING GROUP, INC.


Canterbury Career Schools, Inc. (inactive)
Canterbury Management Group, Inc.
Star Label Products, Inc. (shell)
MSI/Canterbury Corp.
CALC/Canterbury Corp.
Prosoft/Canterbury Corp. (inactive)
ATM/Canterbury Corp.
USC/Canterbury Corp.
DMI/Canterbury Corp.
DMI-North/Canterbury Corp.
Usertech/Canterbury Corp.





































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